STOCK PURCHASE AGREEMENT

                          POLYFIBRON TECHNOLOGIES, INC.
                                       AND
                          LEE ENTERPRISES, INCORPORATED
                                 January 3, 1997


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                                TABLE OF CONTENTS


                         ARTICLE I--Certain Definitions


Section 1.1       Certain Definitions
Section 1.2       Interpretation


                 ARTICLE II--PURCHASE AND SALE OF COMPANY SHARES


Section 2.1       The Purchase and Sale of Company Shares
Section 2.2       Purchase Price
Section 2.3       Purchase Price Adjustment
Section 2.4       The Closing
Section 2.5       Deliveries at the Closing



            ARTICLE III--Representations and Warranties of the Seller


Section 3.1       Organization and Qualification
Section 3.2       Authorization
Section 3.3       Non-contravention
Section 3.4       No Consents
Section 3.5       Organization and Qualification
Section 3.6       Non-contravention
Section 3.7       Capitalization of the Company and its Subsidiaries
Section 3.8       Title to Assets
Section 3.9       Financial Statements
Section 3.10      Absence of Certain Developments
Section 3.11      Governmental Authorizations; Licenses; Etc.
Section 3.12      Litigation
Section 3.13      Undisclosed Liabilities
Section 3.14      Taxes
Section 3.15      Environmental and Safety Matters
Section 3.16      Employee Matters
Section 3.17      Employee Benefit Plans
Section 3.18      Proprietary Rights
Section 3.19      Contracts
Section 3.20      Books and Records
Section 3.21      Insurance
Section 3.22      Real Property
Section 3.23      Transaction With Affiliates
Section 3.24      Accounts Receivable
Section 3.25      Inventory
Section 3.26      Product Warranty
Section 3.27      Sufficiency of Assets
Section 3.28      Brokers
Section 3.29      Accuracy of Representations



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             ARTICLE IV--Representations and Warranties of the Buyer


Section 4.1       Organization
Section 4.2       Authorization
Section 4.3       Non-contravention
Section 4.4       No Consents


                       ARTICLE V--Covenants and Agreements


Section 5.1       Access and Information
Section 5.2       Pre-Closing Affirmative Covenants
Section 5.3       Pre-Closing Negative Covenants
Section 5.4       Closing Documents
Section 5.5       Best Efforts; Further Assurances
Section 5.6       Third Party Proposals
Section 5.7       Mutual Post-Closing Covenants
Section 5.8       Tax Matters
Section 5.9       Non-Compete
Section 5.10      Affiliate Transactions
Section 5.11      Interim Financials
Section 5.12      Employee Benefits


                        ARTICLE VI--Conditions to Closing


Section 6.1       Mutual Conditions
Section 6.2       Conditions to the Obligations of the Buyer
Section 6.3       Conditions to the Obligations of the Seller


                 ARTICLE VII--Termination, Amendment and Waiver


Section 7.1       Termination
Section 7.2       Effect of Termination
Section 7.3       Amendments
Section 7.4       Extension; Waiver


                   ARTICLE VIII . SURVIVAL AND INDEMNIFICATION


Section 8.1       Survival of Representations and Warranties
Section 8.2       Indemnification Obligations of the Seller
Section 8.3       Indemnification Obligations of the Buyer
Section 8.4       Indemnification Procedures
Section 8.5       Special Offsite Disposal Indemnity

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                           ARTICLE IX-- Miscellaneous


Section 9.1       Notices
Section 9.2       Expenses
Section 9.3       Governing Law; Consent to Jurisdiction
Section 9.4       Assignment; Successors and Assigns; No Third Party Rights
Section 9.5       Counterparts
Section 9.6       Entire Agreement
Section 9.7       Public Announcement
Section 9.8       Severability
Section 9.9       No Strict Construction
Section 9.10      Specific Performance
Section 9.11      Waiver of Jury Trial


Exhibit 6.2(m)    Form of Transition Services Agreement
Exhibit 6.3(d)    Form of Plate Supply Agreement

Schedule 3.4      Seller Consents
Schedule 3.7      Capitalization of the Company and its Subsidiaries
Schedule 3.9      Financial Statements
Schedule 3.10     Absence of Certain Developments
Schedule 3.11     Government Authorizations
Schedule 3.12     Litigation
Schedule 3.14     Taxes
Schedule 3.15     Environmental Matters
Schedule 3.16     Employee Matters
Schedule 3.17     Employee Benefit Plans
Schedule 3.18     Proprietary Rights
Schedule 3.19     Contracts
Schedule 3.21     Insurance
Schedule 3.22     Real Property
Schedule 3.23     Transactions with Affiliates
Schedule 3.24     Accounts Receivable
Schedule 3.28     Brokers
Schedule 4.4      Buyer Consents

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                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT entered into as of January 3, 1997, by and between POLYFIBRON TECHNOLOGIES, INC., a Delaware corporation (the "Buyer"), and LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                               W I T N E S S E T H

         WHEREAS, the Seller indirectly owns all of the outstanding capital stock of NAPP Systems Inc., an Iowa corporation (the "Company").

         WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase all of the outstanding shares of capital stock of the Company (the "Shares") for cash.

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, and warranties contained herein, and intending to be legally bound, the Parties hereto agree as follows:


                         ARTICLE I.--Certain Definitions

         Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

         "Adjusted Working Capital" means the current assets less the current liabilities of the Company and its Subsidiaries on a consolidated basis as reflected on the Closing Date Balance Sheet adjusted to exclude (i) from current assets income tax refunds receivable and the current portion of deferred income tax charges and (ii) from current liabilities Funded Debt and the current portion of the liability for the Company's facility in the United Kingdom, federal and state income taxes payable for the period through the Closing Date and the current portion of deferred income tax credits.

         "Affected Property" has the meaning ascribed to such term in Section 3.15.

         "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person but excludes, in the case of the Seller, BASF. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

         "Antitrust Division" has the meaning ascribed to such term in Section 5.7.

         "BASF" means BASF Lacke + Farben, AG, a corporation established under the laws of the Federal Republic of Germany.
         "BASF Contracts" means the Distribution Agreements made between the Company and BASF and dated February 12, 1993 and August 25, 1995 respectively.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

         "Closing" has the meaning ascribed to such term in Section 2.4.

         "Closing Date" has the meaning ascribed to such term in Section 2.4.

         "Closing Date Balance  Sheet" has the meaning  ascribed to such term in
Section 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Financial Statements" has the meaning ascribed to such term in Section 3.9.

         "Company Securities" has the meaning ascribed to such term in Section 3.7.

         "Contracts" has the meaning ascribed to such term in Section 3.19.

         "Employee  Benefit  Plan"  has the  meaning  ascribed  to such  term in
Section 3.17.

         "Encumbrances"  means  any  lien,  claim,  charge,  mortgage,   pledge,
security interest, restriction or other encumbrance.
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         "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law to which the Company, any of its Subsidiaries or their respective assets is subject, all judicial and administrative orders and determinations to which the Company, any of its Subsidiaries or their respective assets is subject, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, as enacted or in effect prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FTC" has the meaning ascribed to such term in Section 5.7.

         "Funded Debt" as applied to any Person means all indebtedness for borrowed money, all obligations under leases which in accordance with GAAP constitute capital leases, all notes payable and drafts accepted representing extensions of credit and any guarantee obligation with respect to any of the foregoing.

         "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement.

         "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

         "Indemnifiable Claim" means a claim with respect to which a person is indemnified pursuant to the provisions of Section 8.2(a) or 8.3(a).

         "Losses" means any claims, liabilities, losses, damages, deficiencies, assessments, judgments, remediations and costs or expenses (including reasonable attorneys', consultants' and experts' fees and expenses but excluding consequential losses and damages).

         "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), business, assets or results of operations of the Company and the Subsidiaries, taken as a whole.

         "Person" includes, without limitation, an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture.

         "Proceeding" has the meaning ascribed to such term in Section 8.3.

         "Proprietary Rights" has the meaning ascribed to such term in Section 3.18.

         "Purchase Price" has the meaning ascribed to such term in Section 2.2.

         "Securities Act" means the Securities Act of 1933 as amended.

         "Seller's Knowledge" means the actual knowledge of any individual who is an officer of, or person having substantially equivalent authority within, the Seller, the Company or any of their respective Affiliates, and any knowledge which should have come to the attention of any such individual in the diligent exercise of that person's employment responsibilities.

         "Subsidiary" means, with respect to any Person, any corporation of which in excess of 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether any other class or classes of capital stock of such corporation may have such voting power by reason of the happening of any contingency) is directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

         "Surviving Agreements" means the Transition Services Agreement and Plate Supply Agreement, each between the Seller and the Company and dated the Closing Date.

         "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property or other capital gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), customs duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or similar items in respect of the foregoing (whether disputed or not).

         "Tax Return" means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax (including any amendment thereof).

         Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word "including" means "including, but not limited to"; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.

                 ARTICLE II.--PURCHASE AND SALE OF COMPANY SHARES

         Section 2.1. The Purchase and Sale of Company Shares. Upon the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer or its nominee free and clear of all Encumbrances, all of the Shares at the Closing for the consideration specified in Section 2.2 below.

         Section 2.2. Purchase Price. The Buyer agrees to pay to the Seller at the Closing $55,000,000 (the "Purchase Price"). The Purchase Price is payable by delivery of cash payable by wire transfer or delivery of other immediately available funds to such account as the Seller may specify.

         Section 2.3. Purchase Price Adjustment. (a) The Purchase Price shall be reduced by the amount (if any) by which the Adjusted Working Capital determined in accordance with this Section 2.3 is less than $15,084,000. The Purchase Price shall be increased by the amount (if any) by which the Adjusted Working Capital determined in accordance with this Section 2.3 exceeds $15,084,000. The amount of any such reduction or increase together with interest thereon at the rate of 9% per annum based on days elapsed from the Closing Date to the date of payment and a 365 day year, shall be payable to the Buyer or Seller, as the case may be, within three Business Days after the date on which the Adjusted Working Capital is determined in accordance with the procedures which follow.

         (b). On or before the 60th day after the Closing Date, personnel of the Buyer and an accounting firm engaged by the Buyer (the "Buyer's Accountant,") will prepare a balance sheet as of the close of business on the Closing Date (the "Closing Date Balance Sheet") and a statement setting forth the Buyer's determination of the Adjusted Working Capital, and the Buyer will deliver a copy of the Closing Date Balance Sheet together with such determination and an opinion stating that the same has been prepared in accordance with the terms of this Section 2.3 to the Seller. The Closing Date Balance Sheet shall be prepared in accordance with the accounting principles set forth in subsection (e) below. On or prior to the 30th day after receipt of the Closing Date Balance Sheet, the Seller may give the Buyer a written notice stating in reasonable detail its objections (an "Objection Notice") to the Closing Date Balance Sheet and stating what the Seller believes the Adjusted Working Capital of the Company as at the Closing Date to be. If the Seller does not give the Buyer an Objection Notice within such 30-day period, then the Closing Date Balance Sheet and the Adjusted Working Capital determined as of the Closing Date will be conclusive and binding on the Parties for purposes of Section 2.3(a).

         (c). If the Seller timely gives an Objection Notice, then the Seller and the Buyer will attempt amicably to resolve their disputes as reflected in the Objection Notice, and any amount agreed to in writing will be conclusive and binding upon the Parties for purposes of Section 2.3(a).

         (d). If the Seller and the Buyer do not resolve all disputes as reflected in the Objection Notice on or prior to the 30th day after the Objection Notice is given, then the Seller and the Buyer will retain a firm of certified public accountants that is mutually acceptable (if they are unable to agree on a mutually acceptable accounting firm prior to the 40th day following delivery of the Objection Notice, then such firm will be chosen randomly by lot from among the "big six" accounting firms but excluding the Buyer's Accountant and any accountant retained by the Seller) (the "Independent Accounting Firm") to determine the Adjusted Working Capital within 15 days, all in accordance with subsection (e) below. The Adjusted Working Capital determined by the Independent Accounting Firm will be conclusive and binding upon the Parties for purposes of
Section 2.3(a); provided that the Independent Accounting Firm (i) delivers its determination to the Parties in writing and (ii) uses the definitions and accounting principles set forth in this Agreement. The fees and expenses of the Independent Accounting Firm will be paid 50% by the Buyer and 50% by the Seller.

         (e). Each accounting term used herein shall have the meaning that is applied thereto in accordance with GAAP and each account included in the Closing Date Balance Sheet shall be calculated in accordance with GAAP and shall be consistent with the books and records of the Company in all material respects and the Company's past custom and practice in preparing its annual financial statements; provided, that all known errors and adjustments shall be taken into account in the calculation of each account set forth above, regardless of their materiality.

         Section 2.4. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in New York commencing at 9:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         Section 2.5. Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the certificates in respect of the Shares together with executed stock powers in relation thereto and the documents referred to in
Section 6.2 below; and (ii) the Buyer will deliver to the Seller the Purchase Price and the documents referred to in Section 6.3 below.

                 ARTICLE III - Representations and Warranties of the Seller

         The Seller represents and warrants to the Buyer as follows. Each of the following representations and warranties will be deemed repeated by the Seller on the Closing Date by reference to the facts and circumstances then existing.

         Section 3.1. Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted.

         Section 3.2. Authorization. The Seller has the corporate power and authority to execute and deliver this Agreement and each other agreement or instrument to be executed in connection herewith and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement and each other agreement or instrument to be executed in connection herewith has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

        Section 3.3. Non-contravention. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of and the performance by the Seller of its obligations hereunder will (i) contravene any provision contained in the Seller's certificate of incorporation or by-laws, (ii) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (B) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller is a party or by which it is bound or to which any of its assets or properties (excluding the Company and its Subsidiaries) are subject, (iii) result in the creation or imposition of any Encumbrance on the Shares, or (iv) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any material obligation of the Seller.

         Section 3.4. No Consents. Except for (i) filings and approvals as required by the HSR Act and (ii) those set forth in Schedule 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Seller.

        Section 3.5. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified and in good standing would have a material adverse effect on it. The Seller has previously provided to the Buyer true and complete copies of (i) each of the Company's and its Subsidiaries' articles of incorporation and all amendments thereto and (ii) each of the Company's and its Subsidiaries' by-laws as currently in effect.

        Section 3.6. Non-contravention. Neither the execution, delivery and performance by the Seller of this Agreement nor the consummation of the transactions contemplated hereby will (i) contravene any provision contained in the Company's and its Subsidiaries' articles of incorporation or by-laws, (ii) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation (other than the BASF Contracts) or (B) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any material Encumbrance on any of the Company's and its Subsidiaries' assets or properties, including but not limited to its Proprietary Rights, or (iv) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any material obligation of any of the Company and its Subsidiaries.

         Section 3.7. Capitalization of the Company and its Subsidiaries. (a) The Company's authorized capital stock consists solely of 5,000,000 authorized shares of common stock, of which 1,000,000 shares are presently issued and outstanding, all of which will be held beneficially and of record on the Closing Date by the Seller and are represented by the Shares. No shares of the Company's capital stock are held as treasury shares. Except as set forth in Schedule 3.7, the Company does not have (i) any shares of common stock or preferred stock reserved for issuance, or (ii) any outstanding or authorized option, warrant, right, call or commitment relating to its capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any shares of its capital stock (collectively, "Company Securities"). There are no (i) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or (ii) authorized or outstanding stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries. Except as set forth in Schedule 3.7, there are no preemptive or other subscription rights with respect to any shares of the Company's capital stock and all of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and are nonassessable. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company or any of its Subsidiaries which will survive the Closing.

         (b) Subsidiaries of the Company are listed on Schedule 3.7. Except as otherwise disclosed in Schedule 3.7, neither the Company nor any Subsidiary owns any shares of stock of any corporation or any equity interest in a partnership, joint venture or other business entity, and neither the Company nor any of its Subsidiaries controls any other corporation, partnership, joint venture or other business entity by means of ownership, management contract or otherwise. Except for directors' qualifying shares listed on Schedule 3.7, if any, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is owned beneficially and of record by the Company, directly or indirectly, is validly issued, fully paid and nonassessable and free and clear of any preemptive rights, restrictions on transfer, Taxes or Encumbrances or any other limitation or restriction except as provided under the Securities Act or state securities laws. There are no authorized or outstanding securities of the Company or any of its Subsidiaries convertible into or exchangeable for, no options, warrants, or other rights to acquire from the Company or any of its Subsidiaries, and no other contract, understanding or arrangement (whether or not contingent) granting to any Person the right to subscribe for, or providing for the issuance or sale of, any capital stock or other ownership interest in, or any other securities of, any such Subsidiary. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any such Subsidiary.

         Section 3.8. Title to Assets. The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the 1996 Company Financial Statements, free and clear of all material Encumbrances, except for properties and assets disposed of in the ordinary course of business consistent with past custom and practice.

         Section 3.9. Financial Statements. Attached as Schedule 3.9 are true and complete (excepting only specific financial information in relation to the BASF Contracts) copies of the consolidated audited balance sheets of the Company and its Subsidiaries as of, and the consolidated audited statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ended September 30, 1994, September 30, 1995 and September 30, 1996 including the notes thereto, in each case audited by and accompanied by the report of McGladrey & Pullen, L.L.P., independent public accountants (the aforementioned financial statements referred to as the "Company Financial Statements"). The Company Financial Statements (including the notes thereto) have been prepared from the books and records of the Company and its Subsidiaries in accordance with past custom and practice and present fairly the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated, in each case in conformity with GAAP.

         Section 3.10. Absence of Certain Developments. Except as specifically disclosed in the 1996 Company Financial Statements (including the notes thereto) or as set forth in Schedule 3.10, since September 30, 1996 there has not been any Material Adverse Change. Except as specifically disclosed in the 1996 Company Financial Statements (including the notes thereto) or as set forth in
Schedule 3.10, and except for this Agreement and the transactions contemplated hereby, since September 30, 1996, each of the Company and its Subsidiaries has conducted its business in the ordinary and usual course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 3.10 or as expressly contemplated by this Agreement, since September 30, 1996, none of the Company nor any of its Subsidiaries has:

         (a) experienced any material adverse change in any relationship with its suppliers, customers, distributors, brokers, lessors or others, other than changes in the ordinary course of business consistent with past custom and practice;

         (b) sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business consistent with past custom and practice;

         (c) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases or licenses) involving more than $50,000 individually to which it is a party or by which it is bound nor modified the terms of any such existing contract or agreement, other than in the ordinary course of business consistent with past custom and practice;

         (d) engaged in any activity which has resulted in any delay of the collection of its accounts or notes receivables or any delay in the payment of its accounts payables, in each case other than in the ordinary course of business consistent with past custom and practice;

         (e) (nor has any other party) accelerated, terminated, modified or cancelled any permit or agreement, contract, lease or license involving more than $50,000 individually to which it is a party or by which it is bound;

         (f) suffered any damage, destruction or loss, whether or not covered by insurance, affecting any material property or assets owned or used by it;

         (g) adopted, modified, amended or terminated any bonus, profit-sharing, incentive, severance, or other similar plan (including any Employee Benefit
Plan), contract, or commitment for the benefit of any of its directors, officers, or employees, or otherwise made any change in the employment terms (including any increase in the base compensation) for any of its officers and employees described in Section 3.16(a)(i) which will, in each case, survive the Closing other than, in each case, in the ordinary course of business consistent with past custom and practice;

         (h) made any capital expenditure or any other investment (or series of related investments) in excess of $50,000 other than in the ordinary course of business consistent with past custom and practice;

         (i) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money involving more than $10,000 individually other than in the ordinary course of business consistent with past custom and practice;

         (j) cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the ordinary course of business consistent with past custom and practice;

         (k) made or authorized any change in its articles of incorporation or by-laws;

         (l) issued, sold, or otherwise disposed of any of its capital stock, or granted, modified or amended any options, warrants, stock appreciation rights, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or participate in any change in the value thereof;

         (m) made or been subject to any change in its accounting practices, procedures or methods or in its cash management practices;

         (n) entered into or become party to any agreement, arrangement or transaction with any of its Affiliates or any of their respective directors, officers, employees or stockholders, including, without limitation, any (i) loan or advance of funds, or made any other payments, to any of its directors, officers, employees, stockholders or Affiliates, (ii) creation or discharge of any intercompany account, other than, in each case, in the ordinary course of business consistent with past custom and practice, or (iii) any payment or declaration of any dividend, redemption or other distribution with respect to their respective capital stock which is not paid in cash in full prior to the Closing Date;

         (o) experienced any material adverse changes with respect to the Proprietary Rights;

         (p) experienced any material adverse changes in the amount or scope of coverage of insurance now carried by them; or

         (q) committed to do any of the foregoing.

         Section 3.11. Governmental Authorizations; Licenses; Etc. Except as set forth in Schedule 3.11, to the Seller's Knowledge the business of each of the Company and its Subsidiaries has been operated in compliance with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities in all material respects and, without limiting the generality of the foregoing, none of the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents or other Persons acting on behalf of any of them have used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Except as set forth in Schedule 3.11, each of the Company and its Subsidiaries has all material permits, licenses, approvals, certificates and other authorizations, and has made all material notifications, registrations, certifications and filings with all Governmental Authorities, necessary or advisable for the operation of its business as currently conducted. Except as set forth in Schedule 3.11, to the Seller's Knowledge there is no action, case or proceeding pending or threatened by any Governmental Authority with respect to (i) any alleged violation by the Company or its Affiliates of any statute, law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by the Company or its Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of the business of each of the Company and its Subsidiaries.

         Section 3.12. Litigation. Except as set forth in Schedule 3.12 to the Seller's Knowledge (i) there are no judgments, decrees, lawsuits, actions, proceedings, claims, complaints, injunctions, orders or investigations by or before any Governmental Authority pending or threatened against the Company or its Subsidiaries (x) relating to the Company, any Subsidiary, their respective businesses, the Proprietary Rights, or any product alleged to have been manufactured or sold by the Company or any of its Subsidiaries, or (y) seeking to enjoin the transactions contemplated hereby and (ii) there are no existing facts or circumstances which reasonably give any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Company or any of its Subsidiaries.

         Section 3.13. Undisclosed Liabilities. Other than those specifically reflected in the 1996 Company Financial Statements (including the notes thereto) or specifically disclosed in any Schedule to this Agreement, to the Seller's Knowledge there are no liabilities of the Company or its Subsidiaries of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business consistent with past practices since September 30, 1996, which are liabilities for breach of contract, breach of warranty, tort, infringement, violation of law, or an environmental liability or liabilities which individually or in aggregate (if related) exceed $10,000. Nothing in this Section 3.13 diminishes the extent of or liability under any other representation or warranty made by the Seller in this Agreement.

         Section 3.14. Taxes. (a) Except as set forth on Schedule 3.14, each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, all such Tax Returns have been prepared in compliance with all applicable laws and regulations and are true, correct and complete in all material respects. Except as set forth in Schedule 3.14, all Taxes owed by each of the Company and its Subsidiaries, whether or not shown on any Tax Return, have been timely paid. The Company and its Subsidiaries have maintained adequate provision for, and adequate funds to pay, Taxes payable by the Company and its Subsidiaries as of September 30, 1996, and such provision and funds (as adjusted for the passage of time through the Closing Date in accordance with the past custom and practices of each of the Company and its Subsidiaries in filing its Tax Returns) will be adequate for Taxes payable by the Company and its Subsidiaries as of the Closing Date. There are no Encumbrances on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. The Seller has made available to the Buyer correct and complete copies of (i) the Seller's federal income Tax Returns for the last five (5) taxable years (to the extent such returns relate to the Company and its Subsidiaries) or the Company's and its Subsidiaries' federal income Tax Returns for such periods and the corresponding balance sheets of the Company and its Subsidiaries as of the end of such years and (ii) other Tax Returns as requested by the Buyer.

         (b)  Except as set forth on Schedule 3.14:

              (i) each taxable period of the Company and each of its Subsidiaries either (A) has been audited by the relevant taxing authority or (B) has closed, so that no further assessment or collection of Tax may occur and such taxable period is not subject to review by any relevant taxing authority;

              (ii) neither the Company nor any of its Subsidiaries is the subject of a Tax audit or examination, has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority;

              (iii) neither the Company nor any of its Subsidiaries has received, or expects to receive, from any taxing authority any written notice of proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against the Company or any such Subsidiary;

              (iv) the Company and each of its Subsidiaries has withheld and paid all required Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other similar third party;

              (v) neither the Company nor any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code;

              (vi) neither the Company nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax law), to include any item or income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date;

              (vii) each of the Company and its Subsidiaries has disclosed on its income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under Section 6662 of the Code (or any corresponding provision of Tax law);

              (viii) neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G or Section 162(m) of the Code;

              (ix) no claim has ever been made by a taxing authority in a jurisdiction where any of the Company or its Subsidiaries does not pay Taxes or file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction;

              (x) neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii);

              (xi) neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement; and

              (xii) neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) or (B) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treas. Reg. ss.1.1502-6
         (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         Section 3.15.  Environmental and Safety Matters. Except as set forth on
Schedule 3.15, to the Seller's Knowledge (a) the Company and its Subsidiaries have complied and are in compliance in all material respects with all Environmental and Safety Requirements; (b) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are in compliance in all material respects with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of their respective facilities and the operation of their respective businesses, and all such permits, licenses and authorizations may be relied upon by Buyer for the lawful operation of such businesses and facilities on and after the Closing without transfer, reissuance or other governmental action; a list of all such permits, licenses and other authorizations is set forth on the attached Schedule 3.15; (c) neither the Company nor its Subsidiaries have received any unresolved written or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to their respective businesses or Facilities and arising under Environmental and Safety Requirements; (d) none of the following exists at any property or facility owned by the Company or its Subsidiaries or at any Leased Property (as defined in Section 3.22) operated by the Company or its Subsidiaries: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or
(iv) landfills, surface impoundments, or disposal areas; (e) neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or leased any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental and Safety Requirements; (f) neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements; (g) neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

         Section 3.16. Employee Matters. (a) Schedule 3.16 contains a true and complete list as of September 30, 1996 of (i) the employees currently employed by the Company and its Subsidiaries having an annual base salary as of November 1, 1996 of $50,000 (or its equivalent in foreign currency) or more, indicating the title of and a description of any agreements concerning such employees ,
(ii) the rate of all current compensation payable by the Company or its Subsidiaries to each such employee and (iii) the directors of each of the Company and its Subsidiaries.

         (b) Except as set forth on Schedule 3.16 or 3.17, (i) neither the Company nor any of its Subsidiaries has entered into any collective bargaining agreements with respect to the employees, 3.11.16.11.0.5. there are no written personnel policies applicable to the employees generally, other than employee manuals, true and complete copies of which have previously been provided to the Buyer, (ii) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or, to the Company's best knowledge after due investigation, threatened against or affecting the Company or any of its Subsidiaries and during the past two years there has been no such action, (iii) to the Company's best knowledge after due investigation, no union organization campaign is in progress with respect to any of the employees, and no question concerning representation exists respecting such employees, (iv) there is no unfair labor practice, charge or complaint pending or, to the Company's best knowledge after due investigation, threatened against the Company or any Subsidiary of it, and
(v) neither the Company nor any Subsidiary has entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its employees at any time, for any lawful or no reason, without penalty or liability other than unemployment compensation assessed by a Governmental Authority. Neither the Company nor any Subsidiary of it has engaged in any plant closing or employee layoff activities within the last two (2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

         Section 3.17. Employee Benefit Plans. (a) Schedule 3.17 lists all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans and other employee benefit plans, policy contracts, agreements or arrangements, whether written or, if material, oral, which cover employees or former employees of the Company and its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any material actual or potential liability, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"). No Employee Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), and, except as set forth in
Schedule 3.17, no Employee Benefit Plan provides health or other welfare benefits to former employees other than in compliance with Part 6 of Title I of ERISA or Section 4980B of the Code or similar State law ("COBRA").

         (b) Each Employee Benefit Plan has been maintained and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and any other laws (including compliance with all reporting and disclosure obligations). Each Employee Benefit Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter that it is so qualified (which favorable determination letter covers changes mandated by the Tax Reform Act of 1986 and subsequent related regulations) and none of the Company or its Subsidiaries is aware of any facts of circumstances which could adversely affect any of such favorable determination letters.

         (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained or contributed to by any of them. Except as disclosed on Schedule 3.17, the fair market value of the assets of each single-employer plan equals or exceeds the accrued benefit liabilities thereunder. With respect to each Employee Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA), all required contributions which are due for all periods ending prior to or as of the Closing Date will have been made, all such contributions which are not due as of the Closing Date have been properly accrued, and none of the Company or any of its Subsidiaries has incurred any funding deficiency (as defined in ERISA). With respect to each other Employee Benefit Plan, all contributions, premiums or other payments which are due have been made or, if not due as of the Closing Date, have been properly accrued. With respect to each Employee Benefit Plan which is maintained pursuant to Section 401(k) of the Code, the Company and each of its Subsidiaries contribute all employee pre-tax contributions to the appropriate trust within the time required by applicable law and regulations.

         (d) The Company and each of its Subsidiaries has complied with the requirements of COBRA.

         (e) None of the Company, any Subsidiary of it or, to the Company's best knowledge, any other Person has engaged in any transaction with respect to any Employee Benefit Plan which could subject the Company or any of its Subsidiaries to any Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable law. No actions, suits, investigations or claims with respect to the Employee Benefit Plans (other than routine claims for benefits) are pending or to the Company's best knowledge, threatened and none of the Company or any of its Subsidiaries has any knowledge of any facts which could give rise to or be reasonably expected to give rise to any such actions, suits or claims.

         (f) No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Employee Benefit Plan that is subject to Title IV of ERISA, no reportable event within the meaning of Section 4043 of ERISA has occurred with respect to any such Employee Benefit Plan and the PBGC has not commenced or threatened to commence the termination of any Employee Benefit Plan. None of the assets of the Company or any of its Subsidiaries is the subject of any Encumbrance arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither the Company nor any of its Subsidiaries has been required to post any security under Section 307 of ERISA of Section 401(a)(29) of the Code, and none of the Company or any of its Subsidiaries has any knowledge of any facts which could reasonably be expected to give rise to such Encumbrance or such posting of security.

         (g) Except as disclosed above, none of the Company or any of its Subsidiaries has any actual or potential liability with respect to any employee pension or welfare benefit plan which is maintained or sponsored by a member of the controlled group of companies (within the meaning of Section 414 of the Code) that includes the Company or any of its Subsidiaries.

         Section 3.18. Proprietary Rights. Except as set forth in Schedule 3.18, the Company and its Subsidiaries own and possess all right, title and interest in, free and clear of all Encumbrances, or have a valid, enforceable and effective written license to use, all patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, and all goodwill associated therewith, copyrights, copyright registrations, copyright applications, mask works, trade names, corporate names, trade dress, technology, inventions, computer software, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, and all other intellectual property and proprietary information or rights used in, necessary for, or developed by the Company, any of its Subsidiaries or any of their respective employees in the course of, the operation of the business of the Company and its Subsidiaries as presently conducted (collectively, the "Proprietary Rights").
Schedule 3.18 contains a complete and accurate list of (i) all patented and registered Proprietary Rights; (ii) all pending patent applications and applications for the registration of other Proprietary Rights; (iii) all material unregistered trademarks and copyrights included among the Proprietary Rights; (iv) all trade and corporate names owned or used by the Company or any of its Subsidiaries; (v) all computer software (other than mass-marketed software) owned or used by the Company or any Subsidiary and (vi) all licenses or other agreements to or from third parties regarding any of the Proprietary Rights. Except as set forth in Schedule 3.18, to the Seller's Knowledge, there is not pending or threatened against the Company or any of its Subsidiaries any claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right, and, to the knowledge of the Company or any of its Subsidiaries, there are no grounds for any such claim. Except as set forth in Schedule 3.18, neither the Company nor any of its Subsidiaries has received any notice of, nor is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights not disposed of or resolved without liability to the Company or any of its Subsidiaries prior to the Closing Date. The Company and its Subsidiaries are not aware of any infringement, misappropriation or conflict with any proprietary rights of any Person which has occurred or will occur as a result of continued operation of the business of the Company and its Subsidiaries as presently conducted. Except as noted on Schedule
3.18 there is no individual Proprietary Right the loss or expiration of which would cause a Material Adverse Change in the business of the Company or any of its Subsidiaries. All Proprietary Rights owned or used by the Company and its Subsidiaries prior to the Closing Date, including all pending patent applications and license agreements set forth in Schedule 3.18, will be owned or available for use on identical terms and conditions immediately after the Closing Date.

         Section 3.19. Contracts. (a) Schedule 3.19 lists all contracts (except for usual and ordinary purchase orders and customer contracts executed in the normal course of business and contracts specifically described on other Schedules to this Agreement), agreements, leases, commitments, instruments, plans, permits or licenses, whether written or oral, to which the Company or any of its Subsidiaries is a party or is otherwise bound, of the type described below (the "Contracts"):

              (i) all agreements or commitments for the purchase by the Company and its Subsidiaries of machinery, equipment or other personal property other than those that are for amounts not to exceed $5,000;

              (ii) all capitalized leases, pledges, conditional sale or title retention agreements involving the payment of more than $5,000;

              (iii) all employment agreements and commitments, all consulting or severance agreements or arrangements and all other agreements between the Company or any of its Subsidiaries and any Affiliate of the Company or such Subsidiary or any officer, director or employee of the Company or such Subsidiary;

              (iv) all agreements relating to the consignment or lease of personal property (whether the Company or any of its Subsidiaries is lessee, sublessee, lessor or sublessor), other than such agreements that provide for annual payments of less than $5,000;

              (v) all distribution agreements pursuant to which the Company's and its Subsidiaries' products are distributed by the Seller or other Person or pursuant to which any of the Company and its Subsidiaries distributes the products of the Seller or other Person;

              (vi) all license, royalty or other agreements relating to the Proprietary Rights;

              (vii) all agreements containing commitments of suretyship, guarantee or indemnification (except for guarantees, warranties and indemnities provided by the Company or any of its Subsidiaries in the ordinary course of business and those having a contract value in the aggregate of $5,000 or less);

              (viii) all agreements prohibiting the Company or any of its Subsidiaries from freely engaging in the business presently conducted by the Company and its Subsidiaries in any geographic area;

              (ix) any agreement other than those covered by clauses (i) through
         (viii) above involving payment or receipt of more than $25,000 in the aggregate in any calendar year; and

              (x) any agreement  other than those covered by clauses (i) through
         (viii) involving non-competition agreements or nondisclosure covenants intended to protect the Proprietary Rights of the Company and its Subsidiaries.

         (b) None of the other parties to any such Contract has given written notice to the Company or any of its Subsidiaries that it intends to terminate or materially alter the provisions of such Contracts either as a result of transactions contemplated hereby or otherwise, except as disclosed in Schedule 3.19, and neither the Company nor any of its Subsidiaries has given notice to any other party to any such Contract that it intends to terminate or materially alter the provisions of any such Contract. Except as set forth in Schedule 3.19 all Contracts, including all license agreements and distribution agreements set forth in Schedule 3.19, will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing and the consummation of the transactions contemplated hereby.

         (c) Except as set forth in Schedule 3.19 neither the Company nor any of its Subsidiaries has received notice that it is in, nor has either the Company or any of its Subsidiaries given notice of, any default or claimed, purported or alleged default, and neither the Company nor any of its Subsidiaries is aware of any facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Contracts.

         (d) True and complete copies of all written Contracts (other than the BASF Contracts with respect to which certain pricing information was withheld) including any amendments thereto, have been delivered to the Buyer and such documents constitute the legal, valid and binding obligation of the Company or any of its Subsidiaries party thereto and, to the Company's best knowledge, each other party purportedly obligated thereunder.

         (e) Except as specifically set forth in Schedules 3.16 or 3.19, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision.

         Section 3.20. Books and Records. The stock records of the Company and its Subsidiaries fairly and accurately reflect in all material respects the record ownership of all of the outstanding shares of the Company's and its Subsidiaries' capital stock. The other books and records of the Company and its Subsidiaries, including financial records and books of account, are complete and accurate in all material respects.

         Section 3.21. Insurance. Schedule 3.21 contains an accurate and complete list of all policies of fire, liability, workmen's compensation and other forms of insurance held by or providing coverage to the Company and its Subsidiaries. Each of such policies is issued, valid, existing and binding and will terminate at Closing except as noted in Schedule 3.21.

         Section 3.22. Real Property. (a) Schedule 3.22 sets forth a legal description of each parcel of real property owned, in whole or in part, by the Company or any of its Subsidiaries (the "Owned Property"). Schedule 3.22 also sets forth a list of all leases or other agreements for occupancy, including all amendments, extensions and other modifications (the "Leases") for real property (the "Leased Property"; the "Owned Property" and the "Leased Property" collectively the "Real Property") to which the Company or any of its Subsidiaries is a party. The Real Property constitutes all of the real property owned, leased or occupied in connection with the business of the Company and its Subsidiaries and used and useful to conduct such business in the ordinary course consistent with past custom and practice as at September 30, 1996 and at the date hereof.

         (b) The Company or one of its Subsidiaries, as applicable, has good and marketable fee simple title to each Owned Property and a good and valid leasehold interest in each Leased Property, in each case, free and clear of all Encumbrances except as is set forth on Schedule 3.22, in the title reports referred to in Section 6.2(i) or in the Leases (the "Permitted Encumbrances"). The Company has delivered to the Buyer true and complete copies of all Permitted Encumbrances referred to in Schedule 3.22.

         (c) Each Lease is in full force and effect and is enforceable against the landlord which is a party thereto in accordance with its terms. There exists no default or event of default or any event which, with the giving of notice, the passage of time or both could result in a default or event of default under any Lease on the part of the Company or any of its Subsidiaries. The Seller has delivered to Buyer true and complete copies of all Leases. Other than the Company and its Subsidiaries, there are no parties in possession or parties having any rights to occupy any of the Real Property except as described in
Schedule 3.22.

         (d) The Real Property is in good condition and repair in all material respects. There exist no pending or threatened condemnation proceedings of or relating to the Owned Property or any part thereof. There exist no outstanding options or rights of first refusal to purchase the Owned Property or any portion thereof or any rights or interests therein. The Owned Property and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations. All material permits, licenses and other approvals necessary to the current occupancy and use by the Company or any Subsidiary as owner or lessee of the Owned Property have been obtained, are in full force and effect and are not subject to any uncured violation. There exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Owned Property. All improvements located on the Owned Property have direct access to a public road adjoining such Owned Property. No such improvements or accessways encroach on land not included in the Owned Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Owned Property.

         Section  3.23.  Transaction  With  Affiliates.  Except  as set forth on
Schedule 3.23, none of the Seller, the Seller's officers, directors nor their relatives nor any of their respective Affiliates is involved in any business arrangement or relationship with the Company or its Subsidiaries (whether written or oral) which will survive the Closing, and none of the Seller's Affiliates (other than the Company or its Subsidiaries) owns any property or right, tangible or intangible, which is used by the Company or its Subsidiaries.

         Section 3.24. Accounts Receivable. Except as listed on Schedule 3.24 hereto, all accounts and notes receivable of the Company and its Subsidiaries reflected on the 1996 Company Financial Statements, and all accounts and notes receivable arising subsequent to the date of the 1996 Company Financial Statements, in each case, have arisen in the ordinary course of business consistent with past custom and practice.

         Section 3.25. Inventory. The inventory stocks of the Company and its Subsidiaries held on account of the Company and its Subsidiaries to the extent reflected on the 1996 Company Financial Statements are or were, prior to the sale thereof, in good and merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which intended subject only to the reserve for inventory write-down reflected on the 1996 Company Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practice in the preparation of the Company's annual financial statements.

        Section 3.26. Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any material liability (whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of (rather than in any notes thereto) the most recent balance sheet included in the 1996 Company Financial Statements, as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in the preparation of the Company's annual financial statements.

         Section 3.27. Sufficiency of Assets. The assets currently owned by the Company or any of its Subsidiaries, or leased by the Company or any such Subsidiary pursuant to any lease agreement entered into in the ordinary course of business or otherwise disclosed to the Buyer, constitute all of the assets used and useful to conduct the business of the Company and its Subsidiaries in the ordinary course and consistent with past custom and practice as at September 30, 1996 and at the date hereof. Each such asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         Section 3.28. Brokers. Except as set forth on Schedule 3.28, no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Company or any of its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

         Section 3.29. Accuracy of Representations. No representation or warranty made by the Seller in this Agreement or any document delivered, or to be delivered, by or on behalf of the Seller pursuant hereto contains or, as of the Closing Date, will contain any untrue statement of a material fact or omits or, as of the Closing Date, will omit to state a material fact necessary to make the statements contained herein or therein not misleading; provided, that the Seller may submit, at any time up to the end of the Business Day two Business Days prior to the Closing Date, revised versions of the Schedules referred to in this Section 3, which shall amend the relevant Schedule only upon being accepted by the Buyer in writing. The Buyer acknowledges that its sole remedy for any breach of a representation or warranty caused by the Buyer's refusal to accept an amended Schedule shall be termination of this Agreement in accordance with
Section 7.1(c).


             ARTICLE IV - Representations and Warranties of the Buyer

         The Buyer represents and warrants to the Seller as follows. Each of the following representations and warranties will be deemed repeated by the Buyer on the Closing Date by reference to the facts and circumstances then existing.

         Section 4.1. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted.

         Section 4.2. Authorization. The Buyer has the corporate power and authority to execute and deliver this Agreement and each other agreement or instrument to be executed in connection herewith and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement and each other agreement or instrument to be executed in connection herewith has been duly authorized, executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

         Section 4.3. Non-contravention. Neither the execution, delivery and performance by the Buyer of this Agreement nor the consummation of the transactions contemplated hereby will (i) contravene any provision contained in its certificate of incorporation or by-laws, or (ii) conflict with, violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default (with or without the lapse of time, the giving of notice or both) under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (B) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Buyer is a party or by which it is bound or to which any of its assets or properties are subject. The Buyer has previously delivered to the Seller true and complete copies of its certificate of incorporation (and all amendments thereto) and by-laws (as currently in effect).

         Section 4.4. No Consents. Except for (i) filings and approvals as required by the HSR Act and (ii) those set forth in Schedule 4.4 or referred to in Section 6.2(g), no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Buyer.

                     ARTICLE V - Covenants and Agreements

         Section 5.1 Access and Information. Prior to the Closing, the Buyer shall be entitled to make or cause to be made such reasonable investigation of the Company and its Subsidiaries, and the financial, legal and environmental condition thereof, as the Buyer deems reasonably necessary or advisable, and the Seller shall cooperate with any such investigation to the extent not limited by legal or contractual restrictions on disclosure; provided that the Seller shall make its best efforts to obtain a waiver of any contractual restrictions. Subject to and in furtherance of the foregoing, but not in limitation thereof, the Seller shall permit the Buyer, its agents and representatives and the agents and representative of any prospective financing sources for the transactions contemplated hereby or cause them to be permitted to have reasonable access to the management personnel, premises, books and records of the Company and the Subsidiaries upon reasonable notice during regular business hours and shall furnish such financial and operating data, business plans, strategic plans and other data relating to the Company and its Subsidiaries and their respective businesses as the Buyer shall reasonably request from time to time. No investigation by the Buyer heretofore or hereafter made shall modify or otherwise affect any representations and warranties of the Seller, which shall survive any such investigation, or the conditions to the obligation of the Buyer to consummate the transactions contemplated hereby.

         Section 5.2. Pre-Closing Affirmative Covenants. Prior to the Closing, except as otherwise expressly provided herein, the Seller shall (with respect to sub-clauses (e) and (i) only), and shall cause the Company and its Subsidiaries to:

         (a) conduct its business only in the ordinary and regular course of business wholly consistent with past customs and practices;

         (b) use its reasonable best efforts to keep in full force and effect its corporate existence and all material rights, franchises, Proprietary Rights and goodwill relating or obtaining to its business;

         (c) use its reasonable best efforts to retain its employees and preserve its present relationships with customers, suppliers, contractors, distributors and such employees, and continue to compensate such employees consistent with past practices;

         (d) maintain the Proprietary Rights so as not to affect adversely any registration or application for registration thereof or the validity or enforcement thereof, maintain its other assets in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement; and in the event of any casualty, loss or damage to any of such assets repair or replace such assets with assets of comparable quality and value;

         (e) use its reasonable best efforts to obtain all authorizations, consents, waivers, approvals or other actions necessary to consummate the transactions contemplated hereby and to cause the other conditions to the Buyer's obligation to close to be satisfied;

         (f) perform in all material respects all of its obligations under all notes, bonds, mortgages, indentures, licenses, contracts, agreements or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound and not enter into, assume or amend any such contract or commitment other than in the ordinary course of business in accordance with past custom and practice;

         (g) prepare and file all Tax Returns and other Tax reports, filings and amendments thereto required to be filed by it, on a timely basis; provided, that the Seller will not file or amend any income Tax returns (except for any returns amended for the purpose of claiming or amending a claim for foreign tax credits) without the prior written consent of the Buyer (which will not be unreasonably withheld) and provided further, that the Seller shall be allowed to cause the Company's tax period beginning September 14, 1990 through September 30, 1990 to be included in the Seller's consolidated tax return which includes such period, if necessary and allowable, to settle a tax dispute of the Seller with the Internal Revenue Service, as set forth on Schedule 3.14;

         (h) maintain insurance policies providing insurance coverage for the Company and its Subsidiaries of the kinds, in the amounts and against the risks as are presently provided pursuant to the policies set forth on Schedule 3.21; and

         (i) promptly inform the Buyer in writing of any breach of any representation or warranty contained in Article III hereof.

         Section 5.3. Pre-Closing Negative Covenants. Prior to the Closing, without the prior written consent of the Buyer or as otherwise expressly provided herein, the Seller will cause each of the Company and its Subsidiaries not to:

         (a) enter into any contract, agreement or commitment or take any other action (other than in the ordinary course of business) which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty of the Seller to be untrue in any material respect;

         (b) incur, create or suffer to exist any Encumbrance on the Shares;

         (c) incur any indebtedness for borrowed money which will not be reflected in the Adjusted Working Capital shown in the Closing Date Balance Sheet; and

         (d) take or omit to be taken any action, or permit its Affiliates to take or to omit to take any action, which would result in a Material Adverse Change.

         Section 5.4. Closing Documents. The Seller shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Buyer, the documents or instruments described in Section 6.2. The Buyer shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Seller, the documents or instruments described in Section 6.3.

         Section 5.5. Best Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonably best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the Seller and the Buyer will use their respective commercially reasonable best efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. All costs incurred in connection with obtaining such consents shall be borne by the Seller.

         Section 5.6. Third Party Proposals. Neither the Seller, the Company, any of its Subsidiaries nor any officer, director, employee, agent, representative or Affiliate of the Seller, the Company and any of its Subsidiaries shall initiate, solicit, entertain, negotiate, accept or engage in substantive discussion, directly or indirectly, or encourage inquiries or proposals (each, an "Acquisition Proposal") with respect to, or furnish any information relating to or participate in any negotiations or discussions concerning, or enter into any agreement with respect to, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries other than as contemplated by this Agreement. The Seller shall notify the Buyer immediately if any Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, the Seller, the Company, any of its Subsidiaries or any of their respective officers, directors, employees, agents, representatives or Affiliates. The Seller shall, and shall cause its Affiliates to, immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal. The Seller shall cause its officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 5.6.

         Section 5.7.      Mutual   Post-Closing   Covenants.    Following   the
Closing, except as otherwise expressly provided herein, the Parties agree as follows:

         (a) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents by such Party or any of its Affiliates) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to any of the Company and its Subsidiaries; provided that copies of all such documents shall be made available to the Seller from time to time as the Sellers may reasonably request.

         (b) In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

         (c) The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its Subsidiaries from maintaining the same business relationships with any of the Company and its Subsidiaries after the Closing as it maintained with any of the Company and its Subsidiaries prior to the Closing. The Seller will refer all customer inquiries relating to the business of any of the Company and its Subsidiaries to any of the Company and its Subsidiaries from and after the Closing.

         (d) All information disclosed in writing, whether before or after the date hereof, pursuant to this Agreement or in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other Party (or its representatives) shall be kept confidential by such other Party and its representatives and shall not be used by any Persons other than potential financing sources of the Buyer and otherwise as contemplated by this Agreement, except to the extent that (i) such information is known by the recipient when received, (ii) such information is or hereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose such information to a Governmental Authority having jurisdiction over the Party from whom disclosure is sought, (iv) any requirement of law or governmental rule or regulation requires otherwise, or (v) such duty as to confidentiality is waived in writing by the other Party. If this Agreement is terminated, each Party shall use all reasonable best efforts to return upon written request from any other Party all documents and reproductions (including all compilations, abstracts, analyses, summaries or other writings in any medium in respect of all or any part thereof) received by it or its representatives from such other Party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 5.9(d), unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents and reproductions have been destroyed.

         Section 5.8. Tax Matters.

         (a) Returns for Periods Through the Closing Date. The Seller will include the income of the Company and its Subsidiaries (including any deferred income triggered into income by Treas. Reg. ss.1.1502-13 and Treas. Reg. ss.1. 1502-14 and any excess loss accounts taken into income under Treas. Reg. ss.1.1502-19) on the Seller's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. The Company and its Subsidiaries will furnish Tax information to the Seller for inclusion in the Seller's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice. The Seller will allow the Buyer an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company and its Subsidiaries. The Seller will take no position on such returns that relate to the Company and its Subsidiaries that would adversely affect the Company and its Subsidiaries after the Closing Date except to the extent allowable by law and consistent with past custom and practice. The income and any tax credits of the Company and its Subsidiaries will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company and its Subsidiaries as of the end of the Closing Date.

         (b) Audits. The Seller will allow the Company and its counsel to participate (at the Company's expense) in any audits of the Seller's consolidated federal income Tax Returns to the extent that such returns relate to the Company and its Subsidiaries. The Seller will not settle any such audit in a manner which would cause the Company and its Subsidiaries to incur an increase in any liability for Taxes, or would have a material adverse effect on the Company and its Subsidiaries for any period after the Closing Date.

         (c) Tax Refunds. All refunds of Taxes (including interest thereon) with respect to taxable periods of the Company for which the Seller is responsible for the payment of liabilities for Taxes which are received by the Company or credited against liabilities for Taxes of the Company for periods for which the Seller is not so responsible (or against any other liability for which the Seller is not responsible) shall be paid in cash by wire transfer of immediately available funds by Buyer or the Company (as determined by Buyer) to the Seller promptly after receipt. Amounts paid pursuant to this paragraph (c) shall be treated as additional Purchase Price for the Shares.

         (d) Foreign Sales Corporation. One of the Subsidiaries of the Company is a foreign sales corporation (FSC) organized in the U.S. Virgin Islands pursuant to Section 922 of the Code. The Company will determine a commission on foreign sales in a manner consistent with past practice for the period of the tax year up to the Closing and will reflect the commission in the Company's portion of the tax year that will be included in the Seller's consolidated Tax Return in which the Closing falls. The Company will also cause appropriate tax deposits to be made on behalf of the FSC related to such commission income. All parties agree to take the necessary actions both before and after the Closing to maintain the qualified status of the FSC. The Seller shall reimburse the Company for (or incur directly) all expenses of meeting this obligation after the Closing to the extent the Company does not realize a Tax benefit at least equal to such expenses, as reasonably determined by the Buyer.

         (e) Post-Closing Covenants of Buyer. The Buyer agrees that (i) on the Closing Date, all of the Shares of the Company shall be acquired by a domestic corporation, (ii) such corporation shall not make an election for the Company pursuant to Section 338(g) of the Code, and (iii) the Buyer, not the Seller, shall be responsible for all taxes arising from any sale or disposition of the assets of the Company or its Subsidiaries in any transaction that is consummated after the Closing.

        Section 5.9. Non-Compete. For a period of five years from and after the Closing Date, neither the Seller nor any of its Affiliates will engage directly or indirectly in any business substantially similar to that in which the Company is presently engaged; provided, however, that ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not of itself constitute the owner of such stock as being engaged in any of that corporation's businesses. Further, neither the Seller nor any of its Affiliates will solicit the employment or services of any of the employees referred to in Section 3.16(a)(i) during the five year period commencing on the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.11 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Notwithstanding that the parties regard this Section 5.9 as an integral part of the consideration offered by the Seller to induce the Buyer to enter into this Agreement, the Buyer and Seller each agree that neither of them will at any time for any tax, accounting or other purpose make any specific allocation of any part of the Purchase Price to this Section 5.9.

        Section 5.10. Affiliate Transactions. The Seller shall cause all trade payables, principal, interest, premiums, fees, expenses, and other obligations of any nature, of the Company or any of its Subsidiaries to the Seller or any of its Affiliates (including all obligations arising under any consulting agreements or any other agreement between the Company or any of its Subsidiaries and the Seller or any of its Affiliates but excluding the Surviving Agreements) to be paid in full and satisfied as of the Closing Date.

        Section 5.11. Interim Financials. During the period commencing on the date hereof and ending on the Closing Date, the Seller shall deliver to the Buyer, with respect to the last month end in such period, an unaudited interim consolidated balance sheet of the Company and its Subsidiaries and related statements of income for the portion of the fiscal year then ended.

         Section 5.12 Employee Benefits.

         (a) Defined Contribution Plan. Effective as of the Closing Date, employees of the Company and its Subsidiaries (the "Transferred Employees") shall cease participation in the "Lee Enterprises, Incorporated Employees' Retirement Account Plan" (the "Seller's 401(k) Plan"), and the Seller shall cause the Transferred Employees to be fully vested in their account balances thereunder. The Seller shall make a contribution to the Seller's 401(k) Plan of the amounts of any salary reduction contributions, employer matching contributions, and profit-sharing contributions attributable to or payable on account of any Transferred Employee under the terms of the Seller's 401(k) Plan for any time period ending on the Closing Date within the time period prescribed by law or the terms of the Seller's 401(k) Plan.

         (b) Welfare Benefit Plans. Effective as of the Closing Date, the Transferred Employees shall cease being covered under the Employee Benefit Plans that are "employee welfare benefit plans" (as such term is defined in Section 3(1) of ERISA) (collectively, the "Welfare Plans"). On and after the Closing Date, the Seller shall retain and have sole responsibility for: (i) all liabilities under the Welfare Plans for any unpaid claims incurred but not reported thereunder prior to the Closing Date by the Transferred Employees (and the dependents of the Transferred Employees); (ii) all liabilities, obligations and commitments arising under Part 6 of Subtitle B of Title I of ERISA and
Section 4980B of the Code relating to any "qualifying event" (as such term is defined in Section 603 of ERISA) occurring with respect to any employee of the Company or its Subsidiaries at any time prior to the Closing Date; (iii) all liabilities, obligations and commitments for any post-retirement medical, dental or life insurance coverage for any individuals (and the dependents of such individuals) who are or have been participants in the Welfare Benefit Plans at any time on or prior to the Closing Date to the extent such individuals (or dependents) are entitled thereto under the terms of the Welfare Benefit Plans; and (iv) all liabilities, obligations and commitments for the payment of any life and disability insurance benefits to all employees and former employees of the Company and its Subsidiaries (other than the Transferred Employees) who, immediately prior to the Closing Date, are receiving or entitled to receive any such benefits under the Welfare Benefit Plans.


                        ARTICLE VI - Conditions to Closing

         Section 6.1. Mutual Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) No Governmental Authority of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect or (ii) commenced or overtly threatened any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement.

         (b) All material consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority (other than as required with respect to any Contract) which are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

         Section 6.2. Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at the Closing of each of the following conditions:

         (a) All representations and warranties made by the Seller in this Agreement and the Schedules hereto shall be true, correct and complete in all material respects on the date hereof and as of the Closing Date (by reference to the Schedules hereto as amended pursuant to Section 3.29), and the Seller shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement on or prior to or at Closing.

         (b) There shall have been no Material Adverse Change since the date of the 1996 Company Financial Statements.

         (c) Prior to or at the Closing, the Seller shall have delivered the following closing documents in form and substance reasonably acceptable to the Buyer's counsel:

              (i) a certificate of the President or a Vice President of the Seller, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the conditions specified in Section 6.2(a) and (b) have been satisfied;

              (ii) a certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, as to the incumbency of any officer of the Seller executing this Agreement or any document related thereto and covering such other matters as the Buyer may reasonably request;

              (iii) a certified copy of the resolutions of the Seller's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

              (iv) copies of, or other proof in a form acceptable to the Buyer, all authorizations, registrations, consents and approvals as necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Buyer; and

              (v) such other documents or instruments as the Buyer reasonably requests to effect the transactions contemplated hereby.

         (d) The Buyer shall have received an opinion of Lane & Waterman, dated the Closing Date, in a form approved by the Buyer's counsel.

         (e) The Buyer shall have received the cash proceeds of financings in an amount necessary to consummate the purchase of the Shares and the other transactions contemplated hereby and to pay all fees and expenses in connection therewith and to provide adequate working capital, all on terms and conditions satisfactory to the Buyer.

         (f) All material consents of any Person under any Contract which are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

         (g) A title insurance company selected by Buyer (the "Title Company") shall be willing to insure at standard rates the Company's or the applicable Subsidiary's marketable title in and to the Owned Property in fee simple, the Company's leasehold estate in any financable Leased Property (a "Financable Leasehold") and Lender's mortgage lien on the Owned Property and each Financable Leasehold free and clear of all Encumbrances other than the Permitted Encumbrances, including such endorsements and affirmative coverages as Buyer and Lender shall reasonably require including without limitation non-imputation endorsements. Seller shall provide all such affidavits and indemnities as the Title Company reasonably shall require in order to afford such coverages.

         (h) The Buyer shall have received a survey of each Owned Property and each Leased Property to which the Company holds a Financable Leasehold conforming to the Minimum Standard Detail Requirements jointly established and approved in 1992 by ALTA and ACSM certified to the Company, Lender and the Title Company and showing no defects, encroachments or encumbrances other than other than the matters disclosed on Schedule 3.22.

         (i) All Real Property shall be in substantially the same condition and repair as that on the date of this Agreement, reasonable wear and tear excepted.

         (j) The Buyer shall have received from each landlord under a Lease an estoppel certificate in form and substance satisfactory to Buyer and Lender shall have received from each landlord under a Lease designated by Lender an agreement regarding the subordination to Lender of such landlord's lien against personal property on the applicable demised premises and such other matters as Lender reasonably may require.

         (k) The Seller shall have timely paid any and all real property transfer, transfer gains, recording stamp and other similar taxes, if any, assessed in connection with the transactions contemplated by this Agreement and shall have delivered evidence satisfactory to Buyer and the Title Company of the payment of such taxes.

         (l) The Buyer  shall have  received  from the Seller an  affidavit  (1)
stating that the Seller is not a "foreign person", as defined in Section 1445(f)(3) of the Internal Revenue Code, (2) setting forth the Seller's taxpayer identification number, and (3) granting the Buyer permission to furnish a copy of such affidavit to the Internal Revenue Service.

         (m) The Buyer shall have received from Seller a Transition Services Agreement in the form attached as Exhibit 6.2(m) duly executed by the Seller, and such agreement shall be in full force and effect.

         Section 6.3. Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         (a) All representations and warranties made by the Buyer in this Agreement shall be true, correct and complete in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), and the Buyer shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by each of them under the terms of this Agreement on or prior to or at the Closing.

         (b) Prior to or at the Closing, the Buyer shall have delivered to the Seller the following closing documents in form and substance reasonably acceptable to its counsel:

              (i) certificates of the President or a Vice President of the Buyer, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the conditions specified in Section 6.3(a) have been satisfied;

              (ii) certificates of the Secretary or Assistant Secretary of the Buyer, dated the Closing Date, as to the incumbency of any officer of the Buyer, executing this Agreement or any document related thereto and covering such other matters as the Seller may reasonably request; and

              (iii) certified copies of the resolutions of the Buyer's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby and thereby.

         (c) The Seller shall have received an opinion of Kirkland & Ellis dated the Closing Date, in form approved by the Seller's counsel.

         (d) The Seller shall have received from the Company a Plate Supply Agreement in the form attached as Exhibit 6.3(d) duly executed by the Company, and such agreement shall be in full force and effect.


                  ARTICLE VII - Termination, Amendment and Waiver

         Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual written consent of the Seller and Buyer;

         (b) by either the Seller or Buyer, if the purchase of the Shares hereunder shall not have been consummated on or before January 31, 1997; or

         (c) as provided in Section 3.29.

         Section 7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1 hereof, all rights and obligations of the parties hereunder shall terminate and no Party shall have any liability to the other Party, except for obligations of the Parties in Sections 5.7(d), 9.2 and 9.7, which shall survive the termination of this Agreement, and except that nothing in Article V will relieve any party from liability for any breach of any agreement or covenant contained in Article V prior to such termination.

         Section 7.3. Amendments. This Agreement may be amended or modified, at any time prior to the Closing Date, only by an instrument in writing signed on behalf of the Buyer and the Seller.

         Section 7.4. Extension; Waiver. At any time prior to the Closing Date, the parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                   ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

         Section 8.1. Survival of Representations and Warranties. The representations and warranties of the Seller contained herein or in any certificates or other documents delivered in connection herewith shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties provided for in this Agreement and in any certificate or document delivered in connection herewith shall survive for two years beyond the Closing except that the representations and warranties contained in Sections 3.1 through 3.8 and 4.1 through 4.4 shall survive forever, and the representations and warranties contained in Sections 3.14 and 3.15 shall survive for the statute of limitations and 3 years beyond Closing, respectively; provided, that, in any case, in the event that either party gives written notice to the other party that either (x) a Proceeding (as defined in Section 8.4) has been commenced by the receipt of a written notice of such Proceeding by the notifying party or (y) the notifying party has become aware of facts, events or circumstances, not specifically disclosed by the other party in this Agreement (including its Schedules), which the notifying party believes may give rise to a Proceeding, prior to the expiration of the survival period for the representation or warranty to which such Proceeding relates or may relate, such representation or warranty shall continue with respect only to such Proceeding until such Proceeding or, as the case may be, prospective Proceeding is finally resolved. A party's written notice to the other party of such Proceeding or prospective Proceeding under this Section 8.1 shall include a copy of any written notice received by the notifying party, or specification of the undisclosed facts, events or circumstances and prospective Proceeding on which the notifying party's claim for an extended survival period is based. The provisions of this Section 8.1 shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the Closing. The indemnification provisions contained in this Article VIII are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party hereto may have for any breach of any condition, covenant or agreement.

         Section 8.2. Indemnification Obligations of the Seller . (a) The Seller hereby indemnifies the Buyer and its Affiliates, stockholders, officers, directors, employees, agents, representatives and successors and assigns (collectively, the "Indemnitees") in respect of, and saves and holds each Indemnitee harmless against and agrees to pay on behalf of or reimburse each Indemnitee as and when incurred, any Losses which any Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

              (i) any breach of any representation or warranty by the Seller set forth in this Agreement;

              (ii) any nonfulfillment or breach of any condition, covenant or agreement of the Seller set forth in this Agreement;

              (iii) the Company or any of its Subsidiaries remaining liable after the Closing Date for any Funded Debt not specifically disclosed in the 1996 Company Financial Statements; or

              (iv) the establishment, sponsorship or termination of the "NAPP Systems (Europe) Ltd. 1988 Retirement Benefits Scheme."

         (b) Notwithstanding the foregoing, the Seller shall not be required to indemnify the Buyer in respect of any Losses the Buyer suffers, sustains or becomes subject to as a result of or by virtue of any of the occurrences referred to in Section 8.2(a) above (other than Losses arising pursuant to Section 8.2(a)(iii) or (iv)) except to the extent that the aggregate of all such Losses exceeds $150,000.

         (c) The  Seller  acknowledges  that  the  agreement  contained  in this
Article VIII is an integral part of the transactions contemplated by this Agreement and that, without such agreement, the Buyer would not enter into the Agreement; accordingly, if the Seller fails to pay promptly the amounts due pursuant to this Article VIII and in order to obtain such amounts, the Buyer commences a suit against Seller to collect the amounts provided for herein, the Seller shall also be liable to pay to the Buyer its costs and expenses (including attorneys' fees) in connection with such suit.

         Section 8.3. Indemnification Obligations of the Buyer . (a) The Buyer hereby indemnifies the Seller and its Affiliates, stockholders, officers, directors, employees, agents, representatives and successors and assigns (collectively, the "Indemnitees") in respect of, and save and hold each Indemnitee harmless against and pay on behalf of or reimburse each Indemnitee as and when incurred, any Losses which any Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

              (i) any breach of any representation or warranty by the Buyer set forth in this Agreement; or

              (ii) any nonfulfillment or breach of any condition, covenant or agreement of the Buyer set forth in this Agreement.

         (b) Notwithstanding the foregoing, the Buyer shall not be required to indemnify the Seller in respect of any Losses the Seller suffers, sustains or becomes subject to as a result of or by virtue of any of the occurrences referred to in Section 8.3(a) above except to the extent that the aggregate of all such Losses exceeds $150,000.

         (c) The Buyer acknowledges that the agreement contained in this Article VIII is an integral part of the transactions contemplated by this Agreement and that, without such agreement, the Seller would not enter into the Agreement; accordingly, if the Buyer fails to pay promptly the amounts due pursuant to this
Article VIII and in order to obtain such amounts, the Seller commences a suit against Buyer to collect the amounts provided for herein, the Buyer shall also be liable to pay to the Seller its costs and expenses (including attorneys' fees) in connection with such suit.

        Section 8.4. Indemnification Procedures. (a) Any Person making a claim for indemnification pursuant to Sections 8.2 or 8.3 above (an "Indemnified Party") must give the Party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by a Governmental Authority or other third party or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Sections 8.2 or 8.3 above, as applicable, except to the extent that such failure actually harms the Indemnifying Party (it being understood that any claim for indemnity pursuant to Sections 8.2 or 8.3 above must be made by notice given within the applicable time period specified in
Section 8.1). Such notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).

         (b) With respect to the defense of any Proceeding against or involving an Indemnified Party in which the Governmental Authority or other third party in question seeks only the recovery of a sum of money for which indemnification is provided in Sections 8.2 or 8.3 above, as applicable, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided, that before the Indemnifying Party assumes control of such defense it must first:

              (i) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Losses relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

              (ii)  furnish  the  Indemnified   Party  with  evidence  that  the
         Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

         (c) Notwithstanding Section 8.4(b) above: (i) the Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding; (ii) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided, that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), and (iii) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if:

              (1) the Indemnified Party reasonably believes that an adverse determination of such Proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects;

              (2) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding; or

              (3) a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

         (d) All indemnification payments hereunder shall be computed after taking into account the Tax consequences of the Loss and the receipt of indemnification payments hereunder and all such payments shall be limited to the actual Loss, reduced by any offsetting Tax benefit or insurance proceeds received by the Indemnified Party or its Affiliate. For purposes of determining an indemnification obligation hereunder, the amount of such obligation shall be reduced by the sum of any savings of Taxes reasonably projected to be realized by the Indemnified Party (and its Affiliates and assigns) in respect of (i) the accrual or payment of the expense or other item which resulted in the Loss and
(ii) correlative adjustments resulting from a Loss which constitutes a Tax claim. For the purposes of the foregoing sentence, the amount of savings of Taxes projected to be realized by an Indemnified Party (and its Affiliates and assigns) shall be calculated on the assumptions that (A) all items of loss, deduction and credit can be utilized by them at the highest applicable marginal tax rate in each applicable jurisdiction, and (B) no sales of assets of the Company are made after the Closing Date outside the ordinary course of business; and the amount of savings of Taxes with respect to such adjustments, if any, shall be deemed to be the savings of Taxes actually realized by the Indemnified Party (and its Affiliates and assigns). In calculating projected savings in Taxes as of any date, future projected savings shall be discounted to the date of determination at a discount rate of 9%. To the extent not inconsistent with the particular circumstances, all indemnity payments by the Seller shall be treated for Tax purposes as a Purchase Price reduction. In the event the receipt of any indemnity payment will result in a Tax detriment to the Indemnified Party or its Affiliates and assigns, the amount of such detriment, determined in a manner consistent with the determination of Tax savings shall be taken into account in determining the Tax consequences of a Loss.

         (e) The Buyer and Seller each agree that (i) if the Closing occurs, the rights to indemnification set forth in Section 8.2 or 8.3 shall except as otherwise required by law be the sole and exclusive remedy that any Indemnified Party (as defined in Section 8.4(a)) has against the other party with respect to breaches of representations or warranties under this Agreement; (ii) prior to the Closing, the sole and exclusive remedies of the Buyer and the Seller for breaches of representations or warranties hereunder shall be either but both of the following: (A) to enforce its rights set forth in Section 9.10 or (B) to terminate this Agreement as provided in Section 7.1(c); and (iii) at the Closing each party will confirm to the other in writing whether it has actual knowledge of an Indemnifiable Claim existing at the Closing and a description of any such claim. Neither party shall have any obligation to the other under Section 8.2 or
8.3 with respect to any Indemnifiable Claim actually known to the other party and not so disclosed.

         Section 8.5. Special Offsite Disposal Indemnity. (a) Seller shall indemnify the Indemnitees and pay on behalf of or reimburse such party as and when incurred for any Losses (including without limitation any Losses arising under the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and Losses for personal injury, property damage, cleanup costs, or damage to natural resources, and any obligation to investigate, remediate, or otherwise address contamination of land, surface water or ground water), irrespective of whether or not set forth on Schedule
3.15 hereto, which any Indemnitee may suffer, sustain or become subject to as a result of, in connection with, incidental to, or by virtue of the release, treatment or disposal, or the arrangement for treatment or disposal, at any real property other than the Owned Property and Leased Property, prior to the Closing Date, of any material, substance or waste used or generated by the Company, or any predecessor or Affiliate of the Company, except to the extent such Losses are caused by Buyer's conduct in connection with the ownership or operation of the business after the Closing Date.

         (b) Notwithstanding Section 8.5(a), Seller shall not be required to indemnify Indemnitees in respect of any Losses pursuant to Section 8.5(a) above except to the extent that the aggregate of all such Losses exceeds $1,000,000, in which case Seller shall indemnify Indemnitees for the next $500,000 of such Losses. In no event shall the Seller's liability under this Section 8.5 exceed $500,000.

         (c) The indemnity set forth in this Section 8.5 shall survive for 3 years beyond the Closing; provided, that, in the event that the Buyer gives written notice to the Seller that either (x) a Proceeding (as defined in Section 8.4) has been commenced by the receipt of a written notice of such Proceeding by the Buyer or (y) the Buyer has become aware of facts, events or circumstances, not specifically disclosed by the Seller in this Agreement (including its Schedules), which the Buyer believes may give rise to a Proceeding, prior to the expiration of such 3 year period, this indemnity shall continue with respect only to such Proceeding until such Proceeding or, as the case may be, prospective Proceeding is finally resolved. A written notice under this Section
8.5 shall include a copy of any written notice received by the Buyer, or specification of the undisclosed facts, events or circumstances and prospective Proceeding on which the Buyer's claim for an extended survival period is based.

         (d) The indemnity in this Section 8.5 shall be governed by the procedures set forth in Section 8.4.


                           ARTICLE IX - Miscellaneous

         Section 9.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, two days after the date of mailing, as follows:

If to Buyer:                       Polyfibron Technologies, Inc.
                                   900 Middlesex Turnpike
                                   Building 2
                                   Billerica, MA  01821-3929
                                   Telephone: (508) 439-2100
                                   Facsimile: (508) 439-2105
                                   Attention:  David R. Beckerman, President/CEO

With a copy to:                    Kirkland & Ellis
                                   153 East 53rd Street
                                   New York, NY 10022-4675
                                   Telephone: (212) 446-4800
                                   Facsimile: (212) 446-4900
                                   Attention:  Kirk A. Radke, Esq.

If to the Seller:                  Lee Enterprises, Incorporated
                                   400 Putnam Building
                                   215 North Main Street
                                   Davenport, Iowa 52801-1924
                                   Telephone: (319) 383-2100
                                   Facsimile: (319) 323-9608
                                   Attention: Richard D. Gottlieb, President/CEO

With a copy to:                    Lane & Waterman
                                   600 Norwest Bank Building
                                   Davenport, Iowa 52801
                                   Telephone: (319) 324-3246
                                   Facsimile: (319) 324-1616
                                   Attention: C. Dana Waterman III, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

         Section 9.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein. The Parties agree to each pay half of all filing fees associated with HSR Act filings. The Buyer agrees to pay up to $35,000 of the auditor's fees associated with the preparation of the Company Financial Statements and up to $5,000 of the fees of the Company's special intellectual property counsel associated with the filing of patent applications with respect to certain direct-to-plate printing technology.

         Section 9.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, with the exception of Section 5.9, which will be governed by, and construed in accordance with, the laws of the State of New York, and in each case, the choice of law principles of the laws of the States referred to shall be disregarded.

         Section 9.4. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void; provided, however, that Buyer may, without written consent assign, directly or indirectly, any or all of its rights and obligations hereunder to any of its Affiliates, to any subsequent purchaser of the Buyer, the Company or any of its Subsidiaries or all or substantially all of the Buyer's or the Company's consolidated assets, or to any Person which provides financing to the Buyer in connection with the purchase of the Shares hereunder (or any refinancing thereof). No assignment of this Agreement shall relieve any party hereto of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         Section 9.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         Section 9.6. Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

         Section 9.7. Public Announcement. Except as may be required by law, neither the Seller nor the Buyer shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof.

         Section 9.8. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         Section 9.9. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

         Section 9.10. Specific Performance. Each of the Seller and Buyer acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

         Section 9.11. Waiver of Jury Trial. Each of the parties hereby waives, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this agreement or the validity, protection, interpretation, collection or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ATTEST:                                       POLYFIBRON TECHNOLOGIES, INC.

By:                                           By:
Name:                                         Name:
Title:                                        Title:


ATTEST:                                       LEE ENTERPRISES, INCORPORATED

By:                                           By:
Name:                                         Name:
Title:                                        Title:

                                 Exhibit 6.2(m)

                          TRANSITION SERVICES AGREEMENT


         THIS AGREEMENT is made on January ____, 1997 by and among NAPP Systems Inc., an Iowa corporation (the "Company") and Lee Enterprises, Incorporated, a Delaware corporation (the "Contractor").

         The Contractor owned and operated the Company prior to the date hereof and provided certain services to the Company necessary for the Company's operation. The Contractor has sold the Company to Polyfibron Technologies, Inc. pursuant to a Stock Purchase Agreement dated January 3, 1997 (the "Purchase Agreement") and it is a condition precedent to the sale of the Company that the Contractor continues to provide those services to the Company on the terms set out herein.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contractor and the Company hereby agree as follows:

         Section 1. Definitions. Terms defined in the Purchase Agreement and not otherwise defined herein have the meanings given to those terms in the Purchase Agreement when used herein.

         Section 2. Term. The term of this Agreement shall commence on the date hereof and end at the end of the Company's 1997 financial year unless earlier terminated by the Company, which the Company may do at any time on giving 15 days written notice to the Contractor.

         Section 3. Services. During the term of this Agreement, the Contractor shall provide to the Company the hardware, software and data processing services (collectively, the "Services") necessary to ensure that the Company has the same level of payroll processing service and to the same extent as used by the Company during the twelve (12) months preceding the date of this Agreement and as may be necessary to enable the Company to carry on its business as the same has been carried on to the date hereof. The Contractor will arrange payment of net pay and/or such deductions from an account to be funded by the Company as required to meet such payments. The Company will be exclusively responsible for all tax payments relating to the payroll tax liabilities. The Contractor will prepare quarterly reports to the Company and all other reports (including pursuant to Section 941 of the Tax Code) required by law or contract; provided, that the Company will take sole responsibility for signing and filing the same.

         Section 4. Charges and Payment. The Services shall be provided free of charge by the Contractor to the Company for the first 3 months from the date hereof. Thereafter, the Company shall pay to the Contractor for the provision of Services under this Agreement $1,000 per month. The Company will reimburse the Contractor for any long distance line charges incurred in transmitting the data necessary for the operation of the Company's payroll system. Any and all taxes, fees, duties and other governmental charges imposed in connection with payment hereunder for the provision of any or all the Services hereunder shall be for the Contractor's account. Charges for Services shall be invoiced monthly to the Company and are due and payable within fourteen (14) days of the date of receipt of the invoice.

         Section 5. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

         Section 6. Notice. Any notice or other writing required or permitted to be given under this Agreement shall be in writing and shall be given in accordance with Section 9.1 of the Purchase Agreement.

         Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding any choice or conflict of law rules.

         IN WITNESS WHEREOF the parties have duly executed this Agreement.

                                       NAPP SYSTEMS INC.


                                       By:___________________________
                                          Its:


                                       LEE ENTERPRISES, INCORPORATED


                                       By:___________________________
                                          Its:

                                 Exhibit 6.3(d)

                             PLATE SUPPLY AGREEMENT


         LEE ENTERPRISES, INCORPORATED, Davenport, Iowa (Buyer), and NAPP SYSTEMS INC., San Marcos, CA (Seller), agree to the following terms and conditions:

         Section 1. Term. This agreement shall become effective on January 17, 1997 and shall continue in full force and effect through December 31, 2001.

         Section 2. Quantities and Purchase Orders. The Seller agrees to supply to Buyer the following NAPPFLEX(R) plates and NAPPLATE(R) plates (all of which are collectively referred to as the "Plates"):

              A. Single-size prepunched NAPPFLEX(R) Plates in the correct size, thickness, and punch configuration for each of the Buyer's newspaper flexographic printing presses in sufficient quantities to meet one hundred percent (100%) of the Buyer's needs;

              B. Double-truck size prepunched NAPPFLEX(R) Plates in the correct size, thickness and punch configuration for each of the Buyer's newspaper flexographic printing presses in sufficient quantities to meet one hundred percent (100%) of the Buyer's needs; and

              C. Single-size prepunched NAPPLATE(R) Plates in the correct size, thickness, and punch configuration for each of the Buyer's newspaper letterpress printing presses in sufficient quantities to meet one hundred percent (100%) of the Buyer's needs.

         Section 3. Purchase Order. From time to time during the term of this Agreement, Buyer shall deliver a purchase order to Seller stating the quantities and types of Plates and shipping and delivery instructions; and containing standard terms and conditions set forth in Attachment A hereto. In all other respects any purchase order delivered to Seller during the term of this Agreement shall be governed by the terms of this Agreement.

         Section 4. Prices. The price of the Plates to be sold to Buyer as provided in paragraph 2 shall be as follows:

              A. Single-size NAPPFLEX(R) Plates -- $3.84 per plate.

              B. Double-truck size NAPPFLEX(R) Plates -- $10.76 per plate.

              C. Single-size NAPPLATE(R) Plates -- $4.00 per plate.

         These prices shall remain in effect (without any increase) through December 31, 1997. On January 1, 1998 and each January 1 thereafter, the prices for the Plates may be increased by the lesser of (i) the average price increase announced by Seller to its customers for Plates of comparable quantities in the domestic United States market or (ii) five percent (5%) per annum.

         Section 5. Inspection and Rejection of Plates. All Plates shall be received by Buyer subject to Buyer's inspection and right of rejection. Plates shall be considered accepted 180 days after shipment or when, on inspection, testing or use, they are found to be in accordance with Buyer's specifications and Seller's warranties, whichever is earlier. If any Plates are found at any time to be defective in design, manufacture, material or workmanship or otherwise not in conformity with Buyer's specifications, Buyer, in addition to any other rights which it may have under warranties or otherwise, shall have the right to reject those Plates in whole or in part. Rejected Plates shall be held at Seller's risk for a reasonable time after their rejection and shall be returned at Seller's expense according to Seller's instruction.

         Section 6. Entire Agreement. This Agreement contains the entire understanding of the terms and conditions of sale and cannot be modified except by written instrument signed by both parties hereto.

         Section 7. Assignment. Buyer may assign this Agreement to any successor in interest to Buyer, to any of Buyer's divisions or to any entity in which Buyer has an ownership interest; provided, however, that the obligations of Seller shall be limited to those divisions owned by Buyer at the date of this Agreement. Seller may assign this Agreement only to a successor in interest to all or substantially all of the business of Seller.

         Section 8. Further Assurances. From time to time after the date of this Agreement, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

         Section 9. Waiver. No waiver by any party of any condition or any breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty.

         Section 10. Notices. Any notice or purchase order required or permitted by this Agreement shall be given to the parties as follows:

                           Lee Enterprises, Incorporated
                           400 Putnam Building
                           215 N. Main Street
                           Davenport, IA 52801

                           Attn:  Vice President - Newspapers

                           Fax:  (319) 323-9608

                           NAPP Systems Inc.
                           360 S. Pacific Street
                           San Marcos, CA 92069

                           Attn:  President

                           Fax:  (619) 471-6982

         Any notice or purchase order required or permitted to be given to a party shall be in writing and shall be given by the other party by personal delivery to a person designated by each party or shall be sent by facsimile or next-day guaranteed delivery by a nationally recognized overnight delivery service to the facsimile numbers and addresses and to the attention of the officers set forth above.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                               NAPP SYSTEMS INC.

                                               By _________________________

                                               Its _________________________


                                               LEE ENTERPRISES, INCORPORATED

                                               By  __________________________

                                               Its __________________________

                                  ATTACHMENT A


                                NAPP SYSTEMS INC.

                                   ORDER FORM
                           STANDARD TERMS & CONDITIONS


1. All payments shall be free from deduction or set-off of any kind. Amounts not paid when due shall bear interest at the maximum legal rate, if any, or if less, 1 1/2% per month, until paid in full.

2. Shipments, generally made within 60 days from receipt of customer signed order, are made without guaranteed shipment dates. Trans-shipments are permitted if no published through routes are available at the time of shipment.

3. Seller warrants to Buyer only that the Plates shall be free from defects in materials and workmanship for a period of 180 days from the date of shipment. Seller disclaims all other warranties, express or implied, including the warranty of fitness for a particular purpose and the warranty of merchantability.

4. Buyer's sole remedy for breach of warranty is to return the defective Plates to Seller for replacement. Under no circumstance, including breach of warranty or other breach of this Purchase Order, negligence, strict liability, failure of the essential purposes of any remedy or any other legal theory, shall Seller be liable to Buyer or any third party for special, incidental or consequential damages, including lost profits, or for exemplary damages.

5. Seller shall not be liable for any damages for any nondelivery or delay in delivery of Plates arising directly or indirectly from any events beyond Seller's control, whether such events were foreseeable, including without limitation, acts of God, labor disputes, governmental actions or the inability or failure to obtain raw materials, or other supplies.

6. Once Seller accepts this Purchase Order, no changes in quantities, or shipping windows may be made without Seller's consent. Seller manufactures to order and does not accept cancellations.

7. This Purchase Order contains the entire agreement of the parties relating to the subject matter hereof and supersedes any agreements arising by course of dealing, course of performance or trade usage. The Purchase Order can only be modified by written agreement signed by both parties.

8. Purchase Orders may be accepted only upon the standard terms and conditions of this Purchase Order. terms in any Purchase Order submitted by Buyer in addition to or not identical to such terms and conditions are hereby rejected and shall not become part of the Purchase Order.

9. The interpretation and performance of the Purchase Order shall be governed by the internal laws of the State of California. The United Nations Convention on the International Sale of Goods shall not apply to this Purchase Order. The Purchase Order has been negotiated in the English language and the English language shall govern interpretation of this Purchase Order. Any litigation under this Purchase Order shall be brought exclusively in a court sitting in San Diego County, California. At Seller's option, any dispute relating to this Purchase Order may be settled by arbitration under the Rules of International Chamber of Commerce.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
     3.4 Governmental Consents, etc.

     The BASF Contracts (as defined in the Stock Purchase Agreement) impose certain restrictions upon the disclosure of confidential information. BASF has to date withheld authorization to release such confidential information to the Buyer pending negotiation of a confidentiality agreement satisfactory to the parties.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT



SCHEDULE:
     3.7 Capitalization of the Company and Its Subsidiaries.

     (a)  None.

     (b)  List of Napp  subsidiaries:

            Napp Systems (Europe) Ltd.
            Napp Printing Plate Distribution Inc.
            Napp FSC Inc.
            The Sleeve System Inc. (dissolution pending)

          List of stock owned by Napp:

                                                                  No. of shares

     Cox  Communications  Inc. (class A)                              11
     Fresenius Nat'l Medical Care Inc. (class D  preferred)           20
     Fresenius  Medical  Care ADR                                     20
     Gannett Co.                                                      10
     John H.  Harland Co.                                             10
     Knight  Ridder Inc.                                              20
     Times  Mirror Co. (new  preferred  serial B)                     20
     Tribune Co. (new)                                                20
     W R Grace & Co.                                                  20
     Washington Post Co. B                                             5

     No   directors' qualifying shares.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
     3.9 Company Financial Statements

                                NAPP SYSTEMS INC.
                                AND SUBSIDIARIES


                                FINANCIAL REPORT


                               SEPTEMBER 30, 1996

                                    CONTENTS


----------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT
----------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Consolidated balance sheets
   Consolidated statements of income
   Consolidated statements of stockholder's equity
   Consolidated statements of cash flows
   Notes to consolidated financial statements

----------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Lee Enterprises, Incorporated
Davenport, Iowa

We have audited the accompanying consolidated balance sheets of NAPP Systems Inc. and subsidiaries, a wholly-owned subsidiary of Lee Enterprises, Incorporated, as of September 30, 1996, 1995, and 1994, and the related consolidated statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NAPP Systems Inc. and subsidiaries as of September 30, 1996, 1995, and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                        /s/ McGLADREY & PULLEN, LLP





Davenport, Iowa
December 18, 1996

NAPP SYSTEMS INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
September 30, 1996, 1995, and 1994
(In Thousands)

ASSETS                                                  1996     1995    1994
-------------------------------------------------------------------------------
Current Assets:
   Cash and cash equivalents .......................  $ 2,029  $ 1,636  $   977
   Receivables, less allowance for doubtful
      accounts 1996 $375; 1995 $435;
      1994 $565 ....................................    9,459    7,986    7,913
   Inventories .....................................   12,606   14,721   10,804
   Prepaid expenses ................................      210      181      202
   Deferred income taxes ...........................    1,102    1,167    1,167
                                                      -------------------------
              Total current assets .................   25,406   25,691   21,063
                                                      -------------------------

Property and Equipment:
   Land and improvements ...........................    1,931    1,931    1,931
   Buildings and improvements ......................   10,038   10,038   10,038
   Equipment .......................................   16,804   16,716   16,699
                                                      -------------------------
                                                       28,773   28,685   28,668
   Less accumulated depreciation ...................   23,777   23,185   22,459
                                                      -------------------------
                                                        4,996    5,500    6,209
                                                      -------------------------

Intangibles ........................................   52,751   56,152   59,894
                                                      -------------------------
                                                      $83,153  $87,343  $87,166
                                                      =========================

See Notes to Consolidated Financial Statements.

LIABILITIES AND STOCKHOLDER'S
   EQUITY                                               1996     1995     1994
-------------------------------------------------------------------------------
Current Liabilities:
   Current maturities of long-term debt ............  $    77  $    72  $    69
   Accounts payable ................................    3,508    6,893    2,763
   Compensation ....................................    1,349    1,379    1,331
   Other accrued liabilities, including accrued
      warranty claims 1996 $555; 1995 $472;
      1994 $570 ....................................    1,749    2,656    2,337
                                                      -------------------------
              Total current liabilities ............    6,683   11,000    6,500
                                                      -------------------------

Long-Term Debt, less current maturities ............    1,427    1,529    1,601
                                                      -------------------------



Deferred Items:
   Compensation ....................................      151      354      492
   Income taxes ....................................      799      367      355
                                                      -------------------------
                                                          950      721      847
                                                      -------------------------


Stockholder's equity:
   Common stock; $1 par value; authorized
      5,000 shares; 1,000 shares issued and
      outstanding ..................................    1,000    1,000    1,000
   Additional paid-in capital ......................   73,093   73,093   77,218
                                                      -------------------------
                                                       74,093   74,093   78,218
                                                      -------------------------
                                                      $83,153  $87,343  $87,166
                                                      =========================

NAPP SYSTEMS INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
Years Ended September 30, 1996, 1995, and 1994
(In Thousands)

                                              1996      1995       1994
------------------------------------------------------------------------

Net sales ...............................   $65,552    $59,448   $61,310
Cost of goods sold ......................    37,183     34,708    37,123
                                            ----------------------------

              Gross profit ..............    28,369     24,740    24,187

Operating expenses ......................    13,530     12,898    13,347
                                            ----------------------------

              Operating income ..........    14,839     11,842    10,840

Other income (expense), primarily foreign
   currency transaction adjustments .....      (327)        30       350
                                            ----------------------------

              Income before income taxes     14,512     11,872    11,190

Income taxes ............................     6,787      5,740     5,473
                                            ----------------------------
              Net income ................   $ 7,725    $ 6,132   $ 5,717
                                            ============================

See Notes to Consolidated Financial Statements.

NAPP SYSTEMS INC.
AND SUBSIDIARIES

CONSOLIDATED  STATEMENTS OF STOCKHOLDER'S EQUITY
Years Ended September 31, 1996, 1995, and 1994
(In Thousands)


                                       Additional
                               Common    Paid-in     Retained
                               Stock     Capital     Earnings     Total
-------------------------------------------------------------------------

Balance, September 30, 1993   $ 1,000    $84,500     $ 1,399     $86,899
   Net income .............       - -        - -       5,717       5,717
   Dividends to parent ....       - -     (7,282)     (7,116)    (14,398)
                              ------------------------------------------
Balance, September 30, 1994     1,000     77,218         - -      78,218
   Net income .............       - -        - -        6,132      6,132
   Dividends to parent ....       - -     (4,125)      (6,132)   (10,257)
                              ------------------------------------------
Balance, September 30, 1995     1,000     73,093          - -     74,093
   Net income .............       - -        - -        7,725      7,725
   Dividends to parent ....       - -        - -       (7,725)    (7,725)
                              ------------------------------------------
Balance, September 30, 1996   $ 1,000    $73,093      $   - -    $74,093
                              ==========================================

See Notes to Consolidated Financial Statements.

NAPP SYSTEMS INC.
AND SUBSIDIARIES

CONSOLIDATED  STATEMENTS OF CASH FLOWS
Years Ended September 30, 1996, 1995, and 1994
(In Thousands)


                                                     1996      1995       1994
--------------------------------------------------------------------------------
Cash Provided by Operating Activities:
   Net income ....................................  $7,725   $ 6,132     $5,717
   Adjustments to reconcile net income to net cash
      cash provided by operating activities:
      Depreciation ...............................     794       772        900
      Amortization ...............................   3,768     3,742      3,742
      Deferred income taxes ......................     497        12       (419)
      Change in assets and liabilities:
        (Increase) decrease in:
           Receivables ...........................  (1,473)      (73)       238
           Inventories ...........................   2,115    (3,917)    (2,531)
           Prepaid expenses ......................     (29)       21         (8)
        Increase (decrease) in accounts payable
           and accrued expenses ..................  (4,525)    4,359      1,350
                                                    ----------------------------
              Net cash provided by operating
              activities .........................   8,872    11,048      8,989
                                                    ----------------------------

Cash (Required for) Investing Activities:
   Acquisitions ..................................    (367)      - -        - -
   Purchase of property and equipment ............    (290)      (63)      (170)
                                                    ----------------------------
              Net cash (required for) investing
              activities .........................    (657)      (63)      (170)
                                                    ----------------------------

Cash (Required for)  Financing Activities:
   Dividend to parent ............................  (7,725)  (10,257)   (14,398)
   Other .........................................     (97)      (69)        70
                                                    ----------------------------
              Net cash (required for) financing
              activities .........................  (7,822)  (10,326)   (14,328)
                                                    ----------------------------

              Net increase (decrease) in cash and
              cash equivalents ...................     393       659     (5,509)

Cash and cash equivalents:
   Beginning .....................................   1,636       977      6,486
                                                    ----------------------------
   Ending ........................................  $2,029   $ 1,636    $   977
                                                    ============================

See Notes to Consolidated Financial Statements.

NAPP SYSTEMS INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



Note 1.  Nature of Business and Significant Accounting Policies

Nature of business:

   The Company is engaged in the development, manufacture, and marketing of proprietary expendable products and processing equipment for imaging systems primarily for use in the newspaper industry and distributes expendable products and processing equipment to the commercial printing industry.

Significant accounting policies:

   Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Basis of  accounting:  On September 14, 1990, Lee  Enterprises,  Incorporated
   (Lee) acquired the remaining 50% of the Company's outstanding common stock from Nippon Paint Co. Ltd. and a previously existing joint venture agreement between the owners was terminated. In connection with this acquisition, the accounts of the Company have been adjusted using the push down basis of accounting to reflect the allocation of the consideration paid for the additional 50% interest in the net assets acquired by Lee.

   Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, NAPP Systems (Europe), Ltd., NAPP FSC, Inc., The Sleeve System, Inc., and NAPP Printing Plate Distribution, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

   Inventories: Inventories are valued at the lower of standard cost (which approximates cost on a first-in, first-out method) or market.

   Property and equipment: Property and equipment is carried at cost. Depreciation on manufacturing and other property and equipment is computed primarily by declining-balance methods. Substantially all other property and equipment is depreciated by the straight-line method. Estimated useful lives are as follows:

                                                                     Years
                                                                ----------------

     Land improvements                                              15 - 25
     Buildings and improvements                                      7 - 25
     Manufacturing equipment                                         5 -  8
     Other property and equipment                                    3 -  8

   Intangibles: Intangibles consist primarily of the excess of Lee's cost to purchase 50% of the Company over the fair value of the additional 50%
   interest in the identifiable net assets acquired at the date purchased. Amortization is computed by the straight-line method over a period of 20 years.

   The Company reviews its intangibles and other long-lived assets annually to determine potential impairment. In performing the review, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized.

   Foreign currency translation: The accounting records of the Company's subsidiaries are maintained in the local currency of their respective domiciles. Since the subsidiaries are primarily distributors of the Company's products, the U.S. dollar is the functional currency; therefore, translation gains and losses, which have not been material, are included as adjustments to net income.

   Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

   Advertising costs: Advertising costs, which are not material, are expensed as incurred.

   Fair value of financial instruments: The carrying amount of cash and cash equivalents, receivables, and accounts payable approximates fair value because of the short maturity of these instruments.

Note 2.  Acquisition

On April 1, 1996 the Company acquired for cash 100% of the outstanding stock of The Sleeve System, Inc., a Canadian company that was the owner of a patent application for a printing plate mounting device. The entire purchase price of the acquisition, $367,000, has been allocated to the patent application. The intangible is being amortized by the straight-line method over 7 years.

Note 3.  Transactions with Parent

The Company is a wholly-owned subsidiary of Lee Enterprises, Incorporated (Lee). Lee purchases plates, equipment, and parts from the Company. Transactions with Lee included in the accompanying consolidated financial statements are summarized as follows:

                                        1996       1995        1994
                                      ------------------------------
                                              (In Thousands)
                                      ------------------------------

Sales ..........................      $  710      $  685      $  530
Receivables ....................          77          45          83
Income taxes paid ..............       6,290       5,728       5,892

Note 4.  Composition of Inventories

Inventories as of September 30, 1996, 1995, and 1994 consist of the following:

                                                       1996      1995      1994
                                                     ---------------------------
                                                           (In Thousands)

Raw materials ...................................... $ 6,075   $ 7,554   $ 5,684
Finished goods:
   Expendable products .............................   5,182     5,254     3,979
   Processing equipment ............................     843     1,398       861
   Other ...........................................     506       515       280
                                                     ---------------------------
                                                     $12,606   $14,721   $10,804
                                                     ===========================


Note 5.  Long-Term Debt

The long-term debt as of September 30, 1996 represents the present value due in future years for a warehouse under a noncancelable lease agreement. The Company has discontinued the use of the warehouse and the related asset was written off. The liability is payable in quarterly installments through December 2009.

The following is a schedule by years of the approximate future minimum lease payments under the lease together with the present value of the net minimum lease payments as of September 30, 1996:

                                                                  (In Thousands)
   Year ending September 30:

      1997                                                            $  153
      1998                                                               153
      1999                                                               153
      2000                                                               153
      2001                                                               153
      Later years                                                      1,318
                                                                      ------
                 Total minimum lease payments                          2,083
      Less amount representing interest                                  579
                                                                      ------
                 Present value of net minimum lease payments          $1,504
                                                                      ======

Note 6.  Income Tax Matters

Components of income tax expense consist of the following:

                                                              Year Ended
                                                              September 30,
                                                         -----------------------
                                                          1996    1995    1994
                                                         -----------------------
                                                             (In Thousands)

Paid or payable on currently taxable income:
   Federal ...........................................   $5,377  $4,854  $5,004
   State .............................................      913     874     888
Net increase (decrease) in deferred income
   taxes .............................................      497      12    (419)
                                                         -----------------------
                                                         $6,787  $5,740  $5,473
                                                         =======================

Income tax expense for the years ended September 30, 1996, 1995, and 1994 is different than the amount computed by applying the U.S. federal income tax rate to income before income taxes. The reasons for these differences are as follows:

                                                             % of Pre-Tax
                                                                Income
                                                        -----------------------
                                                        1996     1995     1994
                                                        -----------------------

Computed "expected" income tax expense ............     35.0%    35.0%    35.0%
State income taxes, net of federal tax benefit ....      4.0      4.0      4.0
Goodwill amortization .............................     10.1     12.3     13.0
Other .............................................     (2.3)    (3.0)    (3.1)
                                                        -----------------------
                                                        46.8%    48.3%    48.9%
                                                        =======================

Foreign taxes are not material.

Net deferred tax liabilities consist of the following components as of September 30, 1996, 1995, and 1994:

                                                          1996    1995    1994
                                                        -----------------------
                                                             (In Thousands)
Deferred tax liabilities:
   Property and equipment ............................   $1,264  $1,293  $1,351
   Other .............................................      294     - -     - -
                                                         ----------------------
                                                          1,558   1,293   1,351
                                                         ----------------------

Deferred tax assets:
   Accrued compensation ..............................      157     152     145
   Receivable allowance ..............................      148     172     223
   Accrued warranty ..................................      219     186     225
   Inventory reserves ................................      384     455     556
   Long-term lease ...................................      594     618     660
   Other .............................................      359     510     354
                                                         ----------------------
                                                          1,861   2,093   2,163
                                                         ----------------------
                                                         $  303  $  800  $  812
                                                         ======================

The components giving rise to the net deferred tax assets described above have been included in the accompanying balance sheets as of September 30, 1996, 1995, and 1994 as follows:

                                                          1996    1995     1994
                                                        ------------------------
                                                             (In Thousands)

   Current assets ..................................   $1,102   $1,167   $1,167
   Noncurrent liabilities ..........................     (799)    (367)    (355)
                                                       ------------------------
                                                       $  303   $  800   $  812
                                                       ========================

The Company is a member of a group that files consolidated federal and state tax returns. Accordingly, income taxes payable to the tax authorities are recognized on the financial statements of the parent company, who is the taxpayer for income tax purposes. The members of the consolidated group allocate payments to any member of the group for the income tax reduction resulting from the member's inclusion in the consolidated return, or the member makes payments to the parent company for its allocated share of the consolidated income tax liability. This allocation approximates the amounts that would be reported if the Company was separately filing its tax returns.

Note 7.  Retirement Plan

The  Company's  qualified  employees  are  participants  in the  Lee  Employee's
Retirement Account Plan, a defined contribution plan. The costs charged to operations for the years ended September 30, 1996, 1995, and 1994 were approximately $801,530, $829,169, and $844,837, respectively.

Note 8.  Research and Development Expenses

Research and development expenses for the years ended September 30, 1996, 1995, and 1994 were approximately $495,000, $1,894,000, and $2,797,000, respectively.

Note 9.  Foreign Operations and Export Sales

Included in the net sales for the years ended September 30, 1996, 1995, and 1994 are export sales totaling approximately $23,061,000, $25,769,000, and $30,282,000, respectively. The geographic areas of these sales are summarized as follows:

                                                         1996     1995     1994
                                                       -------------------------
                                                             (In Thousands)

Europe ..............................................  $13,464  $15,430  $16,881
Asia ................................................    3,354    4,231    3,800
Canada ..............................................    3,288    1,827    2,328
Other ...............................................    2,955    4,281    7,273
                                                       -------------------------
                                                       $23,061  $25,769  $30,282
                                                       =========================

Note 10.  Material Contracts

During 1993, the Company appointed BASF Lacke & Farben AG (BASF) as its distributor of letterpress printing plates for the European market. The distribution agreement provides for the payment in U.S. dollars subject to periodic pricing revisions. Absent a defined terminating event, the agreement provides for a three year contract with automatic one year renewal terms. The current one year extension will expire on December 31, 1997.

During 1995, BASF appointed the Company as its U.S. distributor of commercial letterpress printing plates. Absent a defined terminating event, the agreement expires on January 1, 2001, provides for periodic pricing revisions and automatically extends for successive three year renewal terms.

The financial statements include the following transactions with BASF:

                                     1996        1995        1994
                                   --------------------------------
                                             (In Thousands)

Net sales ..................       $4,114       $6,502      $10,754
Purchases ..................        4,770        4,763          365
Accounts receivable ........           68          202          531
Accounts payable ...........        1,043        5,012           21

Note 11.  Subsequent Event

On November 4, 1996, Lee signed a letter of intent to sell the Company. It is anticipated that the closing will occur by January 17, 1997.
[GRAPHIC OMITTED]

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT



SCHEDULE:

   3.10 Absence of Certain Developments.

   (a) The Company is party to a sales agreement with ZED Instruments Ltd., Surrey, England, dated August 15, 1995, for the development of a photopolymer exposing machine. Immediately following the public announcement of the proposed transaction between Seller and Buyer, the Company was advised by James McGuire, CFO of the Moore Group, of Westerly, R.I., parent company of ZED, that he was uncertain whether ZED would complete its obligations under the sales agreement due to competitive concerns expressed by another Moore Group subsidiary and competitor of Buyer, FULLFLEX, Inc. ZED has since completed work under the sales agreement, but the exposing machine has not performed to the specifications originally contemplated by ZED and the Company.

   (e)   See (a) above.

   (g) The Napp Systems (Europe) retirement benefit plan is being terminated. The Company increased the compensation of its senior officers on October 1, 1996. The compensation adjustments were, in the opinion of the Company, consistent with past practice in timing and amount.

   (l) The Company has commenced proceedings for the dissolution of The Sleeve System Inc. under the laws of the province of Ontario.

   (o)   See (a) above.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:

   3.11 Governmental Authorizations; Licenses; Etc.

   NAPP is currently disputing the U.S. Customs Service's reclassification of TA 906 (synthetic rubber) from duty-free status and seeks a refund of excess duties paid as a consequence of such reclassification. The Company has engaged the services of Alan M. Dunn, Esq. of White & Case, Washington, D.C. to pursue the matter on its behalf.

   See Schedules 3.14 and 3.15, incorporated herein by reference.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
   3.12 Litigation

   See Schedules 3.11, 3.14, 3.15 and 3.18, incorporated herein by reference.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT

SCHEDULE 3.14

   Federal income tax returns remain open for federal examination for taxable years ended September 30, 1993 and subsequent years. Returns for the states in which the Company files either separately or as part of a combined/consolidated return with the Seller are also open for those periods subject to any specific state variations relative to the statute of limitations.

   Inland Revenue in the United Kingdom has been examining the Company's income tax returns for the years ended September 30, 1992 through 1994. The Company has been advised It appears that the additional income tax for fiscal years 1992 and 1993 will be approximately (pound)85,500, plus interest. There may be foreign tax credits available to offset against the Company's federal income taxes which cannot be determined at this time. The accounting firm involved with the examination has indicated that no adjustments are anticipated for fiscal years 1994 and subsequent years, although no agreement with Inland Revenue has been reached with respect to those years.

   The Company also files income tax returns in Germany to reportable taxable income from the Company's branch operations there. Those returns would be open for examination subject to applicable laws. The Company has not agreed to any extensions of the statutory period. The status of examinations, open tax years and other taxes are explained in the attached letter from Baker & McKenzie dated January 2, 1997.

   No other income tax returns are filed in foreign jurisdictions.

   The Company joins in the filing of the Seller's income tax return (either consolidated or combined, depending on the particular state) in the following states:

       California
       Colorado
       Hawaii
       Illinois
       Minnesota
       Montana
       Nebraska
       North Dakota
       Oregon (including the City of Portland and Multnomah County returns)

   The Company also files a separate income tax return in the State of Iowa.

   The Company has not filed income/franchise tax returns in the Commonwealth of Pennsylvania. The Department of Revenue has assessed tax in the amount of $192,000 for taxable years ended September 30, 1974 through September 30, 1993. The Company has not agreed with these assessments.

   The Iowa Department of Revenue has proposed changes in the Company's Iowa income tax returns for years ended September 30, 1993 through 1995 which would result in additional Iowa income tax of $11,257 in total plus applicable penalties and interest. The Company has filed income tax returns with the State of Iowa for these years but has apportioned no taxable income to Iowa. Sales made in Iowa by the Company for these years have not been treated as Iowa sales and have been treated as California sales under the throwback provisions of the California statute. Accordingly, should these sales ultimately be treated as Iowa sales, the California income tax returns could be amended to reduce the income apportioned to that state. This should result in tax refunds that would significantly reduce the net tax obligation resulting from Iowa's proposed adjustments.

   During 1996 the Company has received correspondence from the State of New York requesting that a questionnaire be completed to determine if the Company is subject to tax in that state. The Company has not complied with that request.

   The nature of the Company's activities in the states where customers exist could be sufficient to cause income tax nexus in those states. Although the Company files as part of a consolidated/combined return or files separately in the states listed above the Company's sales in those states are not included in the numerator of the sales factor of the respective states (except California).

   NAPP Printing Plate Distribution, Inc. was created in the year ended September 30, 1996 to distribute plates manufactured by BASF. The Company has not yet determined the state returns required for that entity.

   The Company acquired The Sleeve Systems Inc. during the year ended September 30, 1996. The Company has not determined the income tax returns that are required to be filed for that entity.

   Regarding Section 5.2(g), the tax dispute of the Seller involves the taxability of a dividend paid by the Company to the Seller in a period during which the Company and the Seller had not filed as members of a consolidated income tax return.

   The Company is seeking recovery and reclassification of customs duties imposed on TA-906 (synthetic rubber) as more particularly described in
   Schedule 3.10(a).

Ray Allen
McGladrey & Pullen, LLP
Certified Public Accountants
and Consultants

Fax Number 001 319 324 7105

cc:  Gerald O. Miller
     Napp Systems, Inc.

January 2, 1997

Napp Systems (Europe) Ltd. - German tax issues

Dear Ray,

Thank you for your facsimile of December 31, 1996 on the captioned matter. I should like to reply to your queries as follows:

ad 1) It is correct that the tax returns for fiscal 1994 were accepted as filed.

I should like to add, however, that German tax authorities are entitled to perform a tax audit in order to verify the factual and legal bases for tax to be levied. As a rule such audits cover a time period of three years. Napp Systems (Europe) Ltd ("Ltd") was audited for fiscal years up to 1992. Therefore, it is in the discretion of the tax authorities to audit the fiscal years from 1993 onwards.

ad 2) The tax returns for 1995 are to be filed by February 28, 1997. The corporate income tax and trade tax on income of fiscal 1995 will be less than the prepayments made. The corporate income tax will amount to approx. DM 25,000, prepayments have been made in the amount of DM 36,150; trade tax on income will amount to approx. DM 9,000, prepayments to DM 9,918.

The 1995 tax returns were not finalized yet since the German Federal Ministry of Finance has published its letter on reciprocity of US sales taxes to German VAT dated November 28, 1996 late in December, only. Reciprocity is a condition precedent either to continue invoicing Napp Systems, Inc. ("Inc") with German VAT for the services rendered by the German permanent establishment of Ltd as originally required by Ltd's local tax office and complied with by December 1995 or to go on in further discussing with Ltd's tax office whether they finally accept that the so-called zero-rule applies. The zero-rule applies if a foreign enterprise renders services deemed to be effected in German (to a German recipient), only, but has been suggested to analogously apply to the case at hand by a tax official who called me. Reciprocity being stated, Ltd's VAT liability will be equilibrised by Inc's claim for refund if Ltd is held to have to invoice VAT to Inc.

ad 3) As stated above Ltd may be requested to continue invoiving Inc. with VAT (15%) for services rendered from January 1996 onwards, Ltd's VAT liability resulting from such invoicing towards its German tax office may be settled by assigning Inc's VAT refund claim.

Employment taxes - ie wages taxes and social security - have been declared and paid on a monthly basis currently. Wage taxes were audited in 1996. All wage tax declarations filed up to December 1995 are final.

As to customs duties, please contact Jerry Miller. As far as I learned either duty is not to accrue or duties will be settled by Inc. or the German customers.

The tax returns for fiscal 1996 are to be filed by February 28, 1998 at the latest.

Sincerely yours,

/s/ Helga von Kolczynski

Helga von Kolczynski

                                NAPP SYSTEMS INC.

                       POLYFIBRON STOCK PURCHASE AGREEMENT
                 SCHEDULE: 3.15 Environmental and Safety Matters

(a) (Compliance)


     NAPP Systems, Inc. (NAPP) is currently not in compliance with California Health & Safety Code, Division 20, Chapter 10.4 ("Asbestos Notification"), because the company has not adopted and implemented an Asbestos Management Plan as required by Health & Safety Code Sec. 25915.1. NAPP's plan is still in draft form pending a final internal review. Some elements of the plan have not yet been implemented.

     During 1996, NAPP operated some plate processing equipment while air pollution permit application #950286 was pending but before startup authorizations #950114 & 950115 were received. During this period NAPP had variance petition #3306 pending. Startup authorizations were issued before action was taken on this petition.

     In July 1985 the California Water Quality Control Board for the San Diego Region issued Cleanup and Abatement Order #85-70, in connection with contamination associated with an Underground Storage Tank. The Order has been satisified, and was rescinded in March 1996.

     NAPP has received the following Notices of Violation from the San Diego Air Pollution Control District. All of these matters have been resolved.

     5/16/80, re: Violation of Rule 10(a)&(b) for installation/operation of a boiler and presensitized printing plate manufacturing line.

     8/15/84, re: Violatioin of Rule 21, failure to comply with a permit condition (operating temperature too low for an incinerator).

     5/24/90, re: Violation of Rule 21, failure to comply with a permit condition (record keeping)

     6/26/91, re: Violation of Rule 21, 67.4 and 10(a), failure to comply with a
     permit   condition   (records   keeping),   failure   to   obtain   written
     pre-authorization to alter equipment.


     All other prior non-compliance within Seller's Knowledge has been the subject of agency notices set out in subsection (c) below.

(b) (Permits)

     NAPP's current permits will not need to be transferred or reissued so long as NAPP Systems, Inc. remains the permitted operator of record for NAPP's permitted facilities. These permits will need to be modified to change the listed owner.

As of 12-16-96, NAPP held the following permits and registrations:

San Diego Air Pollution Control District

     1. Permit No. 5167, Presensitized print plate mfg. line (Letterpress, NS-2, fume condensers/scrubbers).

     2. Permit No. 851170, NAPPFlex Coil coating line (extruder, mixers); Startup Authorization 950806.

     3.   Permit No. 7164, Mark Andy Converting system (small press).

     4. Permit Nos. 1611, 6973 & 1610, 12.5 MM BTU/hr Boilers and Application No. 960175.

     5.   Permit No. 880855, Pilot metal coating line (R&D).

     6.   Permit No. 930480, Parts degreaser (mechanics).

     7.   Permit No. 930686, Parts degreaser (electricians).

     8. Permit Nos. 950114 & 950115, Startup Authorization 950286 Plate processors (BASF equipment).

     9.   Emission Reduction Credit Certificate 860894-02, 17.35 tons per year.

     10.  Cooling Tower Registrations, Towers #1, 2, 3, 5, 6, & 7.

Department of Health Services, County of San Diego

     Hazardous Material Establishment #H06217, EPA Generator ID# CAD063237341 including: Underground fuel tank (diesel), Chemical Business Plan/Hazardous Material REsponse

     Risk Management and Prevention Program - Acutely Hazardous Materials Registration H-6217

     Groundwater monitoring well closure plan acceptance 7/96.

U.S. Environmental Protection Agency

     Hazardous Water Generator ID #CAD063237341

     TRI Facility ID# 92069-NPPSY-360SO

TSCA Premanufacture Notices:

     - Polymer Exemption  4-85-51 for MAR 70-3
     - Polymer Exemption Y-87-32 for MAR 123A
     - Polymer Exemption Y-87-33 for MAR 151
     - Polymer Exemption Y-89-140 for MAR 195

State of California EPA/Department of Toxic Substances Control

Hazardous Waste Generator ID #HAHQ36006067

     Tiered Permits:

          - Conditional Authorization for pH neutralization
          - Conditional Exemption for Special Waste - Drum handling

State of California, Water Quality Control Board, San Diego Region

     Cleanup and Abatement Order #85-70, issued 7/85, rescinded 3/96.

Encina Wastewater Authority/Vallecitos Water District

     Wastewater Discharge Permit #5010

Cal-OSHA

     Permit to Operate Air Pressure Tank - P10913, 12173 & A25419 (boiler room), A25519 (backlot), 22343-87 (NS-3A) and 21990-92 (R&D)

     Permit to Operate Steam Boiler - 03899, 03900 & 10058

     Elevator Permit #057145

Department of Transportation

     Hazardous Material Registration #051396 017 031E

     In addition to these specific permits and registrations, NAPP has prepared and maintains the plans and reports required under various federal, state and local regulations. Examples of these include: Air Toxics Inventory Plan/Report AB 2588; Air Pollution Emergency Traffic Abatement Plan File No. 721 C; Hazardous Waste Resource Reduction and Management Review Act (SB 14) Report, Plan and Summary; UST Management Plan, Chemical Hygiene Plan; and Injury and Illness Prevention Plan (SB 198).

(c) (Notice to NAPP of actual or alleged violations)

Chromium in Wastewater: U.S. EPA Finding of Violation and Order, Docket No. CWA-IX-FY95-29, Related EPA Notices; and Encina Wastewater Authority Notices of Violation

     In 1994,  in  response  to a U.S.  EPA  suggestion,  The Encina  Wastewater
Authority (EWA) set out to enforce EPA's categorical effluent pretreatment standards for coil coating (40 C.F.R. Part 465) and NAPP Systems. These regulations set discharge limits on a mass basis, in proportion to the surface area of material being coated. The monitoring regime specified in NAPP's permit, when applied to NAPP's partly-continuous, partly batch waste water management processes, did not provide the data required to determine whether NAPP was in compliance with these standards.

     In both May and June, 1994 EWA issued a Notice of Violation for excess chromium discharge from NAPP's NS-2 pretreatment line. In February 1995, while these EWA notices were being discussed with EWA, the U.S. EPA conducted a facility inspection at NAPP. EPA's inspection report, dated March 23, 1995 alleged violations of categorical pretreatment standards for wastewater that are applicable to NAPP. NAPP disputed those allegations in a letter dated April 26, 1995. EPA proceed to issue its Finding of Violation and Order, #CWA-IX-FY95-029, on May 31, 1995.

     In this order, EPA ordered NAPP to implement a special monitoring regime to provide additional data concerning its treatment system and effluent. The monitoring regime specified by EPA requires separatae testing of higher-chromium wash waters and lower-chromium but higher volume rinse waters. These sample values are weighted by flows to calculate chromium discharges per square meter of material processed.

     In a May 10, 1996 letter to NAPP the U.S. EPA alleged, based on data from this added monitoring, that NAPP had been in violation of effluent discharge limits in July and September 1995. This letter also modified and clarified EPA's order, and extended the special monitoring period through December 1996. NAPP responded by letter dated June 4, 1996, stating that July 1995 was a shakedown period for new monitoring procedures, and that the apparent September 1995 exceedance was the result of a specific data processing error by EPA.

     EPA also raised an issued in this letter as to whether NAPP was in violation of 40 CFR 403.6(d) which prohibits dilution. EWA echoed this concern in its May 29, 1996 letter, discussed further below. This concern was based on the agencies' opinoins that soap usage at NAPP had increased. After discussions with legal counsel, NAPP concluded there had been no violation of the dilution prohibition and that EPA had no authority to limit NAPP's soap use. NAPP communicated these posisions to these agencies by letter dated June 4, 1996. Neither EPA nor EWA has ever issued a finding or notice of violation for dilution.

     In May 29, 1996 letter, the EWA sent NAPP an EWA analysis of monitoring data, and stated that this analysis showed six daily and five monthly chromium limit violations between July 1995 and March 1996. This letter was not a formal notice or finding of violation. NAPP responded in a June 21, 1996 letter by noting several errors in EWA's data analysis, and by discussing the impacts on calculated chromium discharges of some accidential mixing of wash water and the rinse water prior to rinse water sampling. EWA orally agreed on June 6, 1996 to re-examine its calculations and conclusions. No results of this re-evaluation have been received to date.

     In the May 29, 1996 letter, EWA also expressed concerns about sampling integrity, after NAPP reported that some samples NAPP was required to collect were missing. NAPP responded by taking additional stepts to ensure sample collection and sample integrity.

     On September 8, 1996, EWA issued a Notice of Violation to NAPP for excessive chromium discharges associated with a production run that ended in June 1996. NAPP responded by letter dated September 13, 1996 showing that the data underlying the calculation had again been affected by wash water contamination of a rinse water sample.

NAPP's Response to These EPA and EWA Notices

     NAPP believes data collected prior to July 1995 are inadequate to permit a determination of whether NAPP was in violation of categorical pretreatment standards. NAPP also believes that it can operate, and with the possible exceptions discussed below has operated, in compliance with these limits. Therefore, NAPP initially responded to the EPA finding and order by collecting data to demonstrate that it could comply with applicable limits without installing new treatment equipment.

     Some EPA and EWA notices during the special monitoring period were due principally to the accidential mixing of wash water and rinse water in sump upstream of the rinse water sample point. NAPP therefore proposed to EPA and EWA that new berms and an additional sump be installed to prevent such mixing. These physical modiciations have been completed.

     NAPP's analysis of available monitoring data indicates that chromium discharges for two shorter than average steel production runs in February-March, 1996 were above established limits. There was also a close call in June 1996. Therefore, NAPP has decided to install additional waste water treatment equipment to ensure compliance with chromium loading limits. The contracts for installation of that equipment have been issued. NAPP has also begun segregating discharges from different production runs, has provided more specific operator training on sampling and data collection, and will continue to take samples more frequently after the special monitoring period ends than it did before that special monitoring began.

     Neither EPA nor EWA have proposed any penalties or taken any other enforcement actions based on the alleged violations discussed above. These agencies could do so in the future.

Encina Wastewater Authority - Notices of Violations of TDS Limits

     In 19940-1995 NAPP violated the 1,500 mg/liter total dissolved solids (TDS) limit in the EPA-approved version of the general ordinance for the Encina Wastewater Authority (EWA). Local limits violation dates (notices issued):
November 23, 1994 (1/17/95),  February 8, 1995 (2/24/95), May 19, 1995 (6/26/95)
and June 22, 1995 (7/17/95).

     NAPP is not required to monitor TDS. These notices of violation from EWA were based on occasional EWA testing that has since been discontinued. The TDS limit at issue was enacted to pave the way for an anticipated EWA water reclamation project. EWA has not taken or proposed any enforement action against NAPP or other dischargers based on TDS exceedances, and NAPP anticipates that this limit will be changed fore any enforcement action is taken. The EWA board has already directed its staff to prepare a change in its general ordinance that will replace the current TDS gross concetration limit with a mass-based loading limit that NAPP expects to be able to meet. That change has not been enacted and must be approved by the San Diego Regional Water Quality Control Board before it will be effective.

County Department of Environmental Health Services Notices

     Violations noted during routine annual hazardous materials and hazardous waste inspections of NAPP by the County Department of Environmental Health (DEH) and its predecessor agency on inspection reports since 1986 are listed below. Early violations have been resolved by expiration of teh applicable statute of limitations. Later violations are legally "unresolved" because the County has authority to seek civil penalties for these kinds of violations. However, the County has never sought such penalties against NAPP or, to NAPP's knowledge against anyone else. NAPP has always corrected problems noted by DEH during the agency inspection, or shortly thereafter.

     "CCR" references are to Title 22 California Code of Regulations, section as indicated. "H&SC" references are to the California Health and Safety Code.

     CCR 66508/66262.34 - Storage time 1986, 1993
     CCR 67243/66265.173 - Closed container 1986, 1986, 1996
     CCR 67105 - Training of personnel 1986
     H&SC 25503.5/25505, CCR 67140 - Contingency/Business plan 186, 1989, 1993
     CCR 66482 - Complete manifest 1987
     CCR 66262.34/66508/H&SC 25124 - Complete label 1987, 1989, 1993, 1994, 1996
     CCR 67106/66265.31 - Grounded waste 1987, 1989, 1994
     CCR 66265.35 - Aisle space obstructed 1993, 1994
     CCR 2635 - Written UST Response plan 1993
     H&SC 25292.2 UST Financial coverage 1994
     CCR 2712 - UST monitoring records 1994, 1996
     CCR 2651 - UST Release log 1994
     CCR 2652 - UST Action report 1994
     CCR 2632 - UST Written procedures/plan 1994
     CCR 66266.81 - Used Oil filters 1996
     H&SC 25504 - Incomplete inventory 1996

Employee Disability Claim

     In 1988, a NAPP employee filed a workmen's compensation disability claim, and also sued a NAPP supplier, alleging that she had been injured by exposure to fumes released during a drying operation at NAPP. Other employee complaints were also received concerning these fumes. The disability claim was settled, the lawsuit was dismissed, and the employee was placed into a vocational rehabilitation program. Therefore, this matter has been resolved.

     NAPP has since improved its fume capture and ventilation systems. A consultant firm, Roy F. Weston Inc. did a plant-wide evaluation of industrial ventilation/exhausts systems. Recommendations made by the consultants resulted in physical changes to stack locations, heights and intakes that improved the air quality.

Other Worker's Compensation Claims

     Open claims for former and current employees exist for policy years 1992 through the current policy year, 1996. Approximately twenty-three open claims are identified in the current loss runs represented as attachment number 1.

(d)(i) (Underground Storage Tanks)

In Use:

     One 20,000 underground diesel fuel storage tank
     One 1,000 stanless steel underground catchment tank

Closed:

     Two USTs were closed in place by concrete filling in 1985 and 1993 - 12,000 and 15,000 gallons. One diesel UST was removed in 1985 (30,000 gallons) - all under permit with the County of San Diego.

(d)(ii) (Asbestos)

     Asbestos-containing materials are present in parts of the NAPP facility. Known asbestos containing materials (ACM) are as follows:

     NS-1 cathobar woven cloth insulation material
     Resin kettle oven cloth insulation material, kettle #5
     Oven exhaust duct, vertical, woven-material - NS-1
     Molding ovens thin cord gasket material
     Roof mastic around various air handling units

Suspected ACM consists of boiler gaskets, and cloth insulation in various areas.

(e) (Potential Liability for Cleanup)

Off-Site Storage, Treatment, Disposal, and Recycling

     NAPP has arranged for various substances to be taken from the San Marcos facility to other locations for disposal, treatment or recycling. A list of offsite facilities that have been used by NAPP to manage chemical wastes is provided in attachment number 2. NAPP believes all such substances have been managed legally and appropriately, and has no knowledge of any environmental contamination or personal injury caused by these substances. However, NAPP could be identified as a potentially responsible party in any contamination that might be dected at any of these sites in the future.

Attachments

     1. Worker's Compensation schedule - open claims 1992-1996.
     2. NAPP transport, disposal and treatment facilities.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
     3.16 a (i,ii) Employee Matters


          All Employees with Annual Base Salaries of $50,000 and Over
                                November 1, 1996



  Employee Name                      Title                       Base Salary
-------------------      --------------------------------        -----------

Markhart, Gary           Director-Manufacturing Tech                $102,197
Roberts, David           Dir-Research & Development                   94,660
Sinsley, Gary J.         Director-Manuf Operations                    94,193
Bennett, Edward J.       Senior Technical Specialist                  77,434
Horn, John               Electronic Pre-Press Specialist              75,000
Moore, Thomas D.         Senior Flexo Mktg Specialist                 73,546
Johnsen, Bernadou W.     Manager-Key Accounts                         73,496
Kirkpatrick, D E         Senior Electrical Engineer                   72,037
Sutcliffe, James A.      Senior Technical Sales Rep.                  70,600
Jacobson, Linda          Manager-Finance                              70,600
Hall, James R.           Senior Technical Sales Rep.                  70,600
Johnson, Mark A.         Manager-Env. Compliance/Safety               69,821
Schmitt, Don G.          Senior Technical Sales Rep.                  69,457
Hagloch, Scott J.        Mgr Manuf Oper-Prnt Plt/Facil                67,783
Cerney, Donald E.        Senior Design Engineer                       67,079
Raub, John R.            Senior Mechanical Engineer                   66,071
Erickson, Robert H.      Senior Mechanical Engineer                   65,708
Rose, Betty              Mgr-Manufacturing Technical                  64,539
Mueller, Gregory E.      Senior Optical Engineer                      64,116
Kolonko, Kenneth J.      Research Associate                           63,300
Victor, Mark W.          Research Associate                           63,076
Kelsall, Robert          Technical Specialist/Trainer                 62,606
Abplanalp, Edward F.     Product Specialist                           62,550
Thomas, Ralph D.         Research Associate                           62,527
Shearin, Eileen          Manager-Human Resources                      61,805
Villalobos, Jose         Mgr Manuf Oper-Prod/Plan/Cntrl               61,053
Matson, Ronald T.        Senior Technical Sales Rep                   60,941
Deeley, Craig A.         Senior Electrical Engineer                   60,715
Lopez, Ernesto           Mgr-Distribution/Customer Serv               59,734
Coop, Mark E.            Senior Technical Sales Representativ         58,417
Knight, Jeffrey L.       Process Engineer                             58,300
Audibert, Robert P.      Senior Equipment Rep                         57,606
Homick, Richard P.       Senior Scientist                             56,169
Mersy, Michael J.        Supervisor-Purchasing                        52,900
Blakemore, Dennis        Supvr Manuf-Prnt Plt/1st                     52,900
Hornke, William J.       Supvr Manuf-Prnt Plt/3rd                     52,880
Gaudenti, Daniel J.      Supervisor-Maintenance                       52,431
Bowie, Peggy A.          Senior Cost Accountant                       52,376
Garcia, Albert J.        Supervisor-Equipment Services                51,707
Crowell, Alan R.         Product Specialist                           51,063

All employees are paid biweekly up to the date when checks are issued.

No employment agreements exist for any of the above employees.
For bonus information, see Section 3.17a.

              Sales Representatives on a Base Plus Commission Plan
                  With Potential to Earn Over $50,000 Per Year
                                November 1, 1996




   Employee Name                    Title                           Base Salary
-------------------      ------------------------------             -----------

Chitnis, Sudhir          Technical Sales Representative               $31,275
Jones, Donald E.         Technical Sales Representative                31,275
Craven, Patrick J.       Technical Sales Representative                31,275
Prout, Dale W.           Technical Sales Representative                31,275
Mease, Donald R.         Technical Sales Representative                31,275
Stone, Jeffrey R.        Technical Sales Representative                31,275

Base salary is paid biweekly up to the date when checks are issued.

Compensation agreements exist for the following employees:

     Don Jones: Guarantee of at least $3,333.33 per month through 4/31/1998

     Dale Prout: Guarantee of at least $1,250.00 per month through 4/31/1997

No employment agreements exist for any of the other employees listed.

For incentive information, refer to the attached Sales Compensation Plan.

a(i)-(ii)
                                         CURRENT
      NAME              TITLE            SALARY          TERMS OF PAYMENT
----------------  --------------------  ----------   -----------------------

Kai Wenk-Wolff    President  and COO    $173,250     paid monthly in advance
Jerry Miller      VP Finance & CFO      $132,650     paid monthly in advance
Jackie Crossman   VP newspaper  sales   $119,680     paid monthly in advance
                    & Human Resources
Werner Gerza       Managing Director    $237,790DM   paid monthly in advance
                    Europe

note:
  Contracts exist for all of the above.  See schedule 3.19(a)(3)
  For bonus information see schedule 3.17(a)

a(iii)  Directors of the Company and its Subsidiaries:

        NAPP Systems Inc.                         Richard D. Gottlieb
                                                  John Van Strydonck
                                                  G.C. Wahlig
                                                  Phil Blake

        NAPP Systems (Europe) Ltd.                John VanStrydonck
                                                  Gerald O. Miller
                                                  G.C. Wahlig

        NAPP Printing Plate Distribution, Inc.    John VanStrydonck
                                                  Judy Olson

        The Sleeve System Inc.                    David B. Strutt
                                                  G.C. Wahlig

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT



SCHEDULE:
     3.17 EMPLOYEE BENEFIT PLANS
         (a)

          HEALTH MEDICAL INSURANCE PLANS (all provided previously):

              Lee PPO Medical
              Lee Comprehensive Medical
              Health Net HMO
              Lee Dental
              United Dental Care/National Dental Health Prepaid Dental

          LIFE INSURANCE:

              Life  Insurance Co. of North America Group LIfe and AD&D Insurance
                 (provided previously)
              Travelers Insurance

          DISABILITY INSURANCE PLAN:

              Life Insurance Co. of North America Long Term Disability program

          OTHER BENEFIT PLANS:

              Flexible Spending Account-Principal Mutual Life Insurance Co. Health and Human Resources Employee Assistance Program Child/Elder Care Referral Program
              Short Term Disability Program
              Computer Purchase Program
              Annual physicals for Directors/VPs'/President
              Auto lease program for Managing Dir., Europe/VPs'/President

          NAPP Bonus Plan

              Employee OTS/TQY
              Newspaper Sales Incentive Plan
              APP Sales Compensation Plan

          DEFERRED COMPENSATION:

              None

          PENSION/RETIREMENT/PROFIT SHARING PLANS:

              Lee Retirement Account Plan
              Supplemental  Executive  Retirement  Plan - Rabbi Trust  (officers only)
              Annuity Plan for P. Kearns and W. Walsmith

          THRIFT PLANS:

              none

          SAVINGS PLANS:

              none

          EMPLOYEE STOCK OWNERSHIP, STOCK BONUS, STOCK PURCHASE, RESTRICTED AND STOCK OPTION PLANS:

              Lee Employee Stock Purchase Plan (ESPP)

          EMPLOYMENT OR SEVERANCE CONTRACTS:

              Employment  and  Consulting  Contracts - See Schedule  3.19(a)(3),
                 incorporated by reference
              Severance procedure

                               NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT




SCHEDULE:
     3.18 Proprietary Rights

         i)   See attachment 1 A and attachment 1 B.

         ii)  See attachment 2 A and attachment 2 B.

         iii) None.

         iv)  See attachment 3.

         v) VMS 5.0 by the Digital Equipment Corporation Userbase Version 4.2 by Roth System

         vi) See attachment 4. The termination of any of the agreements noted in attachment 4 may cause a Material Address Change in the business of the Company.

         NAPP has been advised that another company has appropriated the name of the Company in its Internet communications. The Company is seeking to acquire the exclosure rights to its name for Internet use.

                                  ATTACHMENT 1A

                          PATENTED PROPRIETARY RIGHTS
                               December 30, 1996



PSB&C
Docket                                                                  Serial Number     Date Filed
Number       Country           Title                   Inventor        (Patent Number)     (Issued)               Status
---------    -------    ---------------------------    ----------      ---------------    -----------    ---------------------------

P41 9345       US       Water-Developable              Maurer and        08/036,984        3/25/93       First Maintenance Fee Due
                        Photosensitive Plate           Kelsall           (5,350,661)       (09/27/94)    03/27/98; Expires 03/25/13
                        Especially Suited for
                        Commerical Flexographic
                        Printing


P41 9842       US       Apparatus and Process for      Donald E.         07/783,267        10/28/91      First Maintenance Fee Due
                        processing Printing Plates     Cerney            (5,223,041)       (06/29/93)    12/29/96; Expires 10/28/11

FP41 9830    Canada     Apparatus and Process for      Donald E.         601,185           5/30/89       Expires 2/22/11
                        Processing Printing Plates     Cerney            (1,327,156)       (2/22/94)

P41 9824       US       Water Developable              Kiyomi            06/649,905        9/12/84       Third Maintenance Fee Due
                        Photopolymerizable             Sakurai           (4,540,649)       (9/10/85)     3/10/97; Expires 9/12/04
                        Composition and Printing
                        Plate Element Containing
                        Same

FP41        United      Water Developable              Kiyomi            8517763           7/15/85       Expires 7/15/05
9826        Kingdom     Composition and Printing       Sakurai           (2164347)         (9/10/87)
                        Plate Element Containing
                        Same

FP41        Japan       Water Developable              Kiyomi            169656/1985       7/30/85       Expires 7/30/05
9828                    Composition and Printing       Sakurai           (1893100)         (12/26/94)
                        Plate Element Containing
                        Same

FP41       Belgium      Photosensitive Compositions    Robert W.         PVO/167,002       5/13/76       Expires 5/13/96
9832                                                   Hallman           (841,797)         (5/31/76)

FP41       Canada       Photosensitive Compositions    Robert W.         249,489           4/2/76        Expires 12/23/00
9833                                                   Hallman           (1,091,969)       (12/23/80)

FP41       United       Photosensitive Compositions    Robert W.         14886/76          4/12/76       Expires 4/12/96
9834       Kingdom                                     Hallman           (1548764)         (4/12/76)

P41 9835     US         Photosensitive Graphic Arts    Robert W.         06/442,515        11/18/82      Third Maintenance Fee Due
                        Article                        Hallman           (4,522,910)       (6/11/85)     12/11/96; Expires 11/18/02

FP41       United       Photosensitive Compositions    Okai and          23983/1977        6/8/77        Expires 6/8/97
9836       Kingdom                                     Kimoto            (1,568,104)       (5/21/80)

P41 9837     US         Bilayer Photosensitive         Robert W.         06/395,289        7/6/82        Expires 7/6/02
                        Imaging Article                Hallman           (4,472,494)       (9/18/84)

FP41       Canada       Bilayer Photosensitive         Robert W.         385,805           9/14/81       Expires 1/15/02
9840                    Imaging Article                Hallman           (1,180,931)       (1/15/85)

FP41       Japan        Bilayer Photosensitive         Robert W.         503143/1981       9/15/81       Expires 9/15/01
9839                    Imaging Article                Hallman           (1,564,222)       (6/12/90)

FP41       United       Desensitizing Solution and     Eugene L.         7931698           2/06/79       Expires 2/06/99
9838       Kingdom      Process for Treating           Langlais          (2036993)         (3/09/83)
                        Photosensitive Printing
                        Plate

P41 9841     US         Apparatus and Method for       Lawrence E.       06/269,561        6/02/81       Expires 6/02/01
                        Removing Soluble Portions of   Howard            (4,428,659)       (1/31/84)
                        Coating

FP41      Australia     Photosensitive Polymeric       William L.        88466/91          12/2/91       Expires 12/2/06
90034                   Printing Medium and Water      Wagner            (650697)          9/11/94
                        Developable Printing Plates

                                 ATTACHMENT 1B

                         REGISTERED PROPRIETARY RIGHTS
                               December 30, 1996




PSB&C                                      Serial
Docket                                  (Application)      Date         Registration   Registration
Number       Country     Mark               Date           Filed           Number          Date                 Status
------------------------------------------------------------------------------------------------------------------------------------


T41 9667       US        Flexcel          490,357        2/11/94        1,934,084        11/7/95        8 & 15 Affidavit Due
                                                                                                        1/7/01; Renewal Due
                                                                                                        11/7/05

FT41 9779    Canada      Flexcel          759,809        7/20/94                                        Declaration of Use Due
                                                                                                        7/20/97

FT41 9780    France      Flexcel          94/531874      8/4/94         94/531874        8/4/94         Renewal Due 8/04/04

FT41 9781    Germany     Flexcel          N 26 810/7Wz   7/21/94        2 904 247        6/21/95        Renewal Due 7/21/04

FT41 9786    United      Flexcel          1579165        7/21/94        1579165          6/30/95        Renewal Due 2/14/01
             Kingdom

T41 90112      US        Titan            246,825        1/21/80        1,160,772        7/14/81        Renewal Due 7/14/01

T41 90113      US        Hydroseal        145,422        10/20/77       1,091,611        5/23/78        Renewal Due 5/23/98

T41 90117      US        Nappprint        283,458        10/27/80       1,241,712        6/14/83        Renewal Due 6/14/03

T41 90118      US      Take Advantage     138,154        8/19/77        1,122,525        7/17/79        Renewal Due 7/13/99
                           of US

T41 90119      US       NAPP Logo         101,286        9/27/76        1,087,637        3/21/78        Renewal Due 3/21/98

T41 90120      US          NP             346,667        1/22/82        1,259,128        11/29/83       Renewal Due 11/29/03

T41 90121      US        NAPPlate         797,112        5/1/89         1,578,465        1/23/90        Renewal Due 1/23/00

T41 90122      US        NAPPflex         147,814        11/8/77        1,101,236        9/5/78         Renewal Due 9/5/98

FT41 90123   Belgium     NAPPflex                                       360,970          9/6/79         Renewal Due 9/6/99

FT41 90124   Denmark     NAPPflex         3595/79        8/30/79        1086-1980        2/22/80        Renewal Due 2/22/00

FT41 90125   Finland     NAPPflex         4232/79        8/29/79        79963            12/21/01       Renewal Due 12/21/01

FT41 90126   France      NAPPflex                                       1,544,996        8/7/89         Renewal Due 8/7/99

FT41 90127   Germany     NAPPflex         16672/1WZ      9/10/79        1007260          9/5/80         Renewal Due 9/30/99

FT41 90128    Italy      NAPPflex         20882C/79      9/17/79        376.129          11/4/85        Renewal Due 9/17/99

FT41 90129    Sweden     NAPPflex         1980-02-15     8/29/79        171,092          2/15/80        Renewal Due 2/15/00

FT41 90130    Switzer-   NAPPflex         4661           9/10/79        302063           9/10/79        Renewal Due 9/10/99
              land

T41 90131       US       NAPP             426,981        6/12/72        999,390          12/10/94       Renewal Due 12/10/04

FT41 90132   Australia   NAPP             261976         9/19/72        B261976          9/19/93        Renewal Due 9/19/07

FT41 90133   Australia   NAPP             272,342        9/19/72        B272,342         9/19/93        Renewal Due 9/19/07

FT41 90134   Austria     NAPP             AM2328/79      8/30/79        93163            2/20/80        Renewal Due 2/20/00

FT41 90135   Benelux     NAPP             593629         9/28/72        314316           1/30/73        Renewal Due 9/28/02

FT41 90136   Bulgaria    NAPP             1296           11/1/79        12,207                          Renewal Due 11/1/99

FT41 90137   Canada      NAPP             353,363        5/16/72        219947           4/7/77         Renewal Due 4/7/07

FT41 90138   Czech       NAPP             164342         9/6/79         164342           2/27/80        Renewal Due 9/6/99
             Republic

FT41 90139   Denmark     NAPP             3557/72        9/21/72/75     VR 02806.1975    7/11/75        Renewal Due 7/11/05

FT41 90140   Egypt       NAPP             57042          2/28/80        57042            1/24/81        Renewal Due 1/30/00

FT41 90141   Egypt       NAPP             57043          2/28/80        57043            1/24/81        Renewal Due 1/30/00



FT41 90142   Finland     NAPP             4788/72        9/29/72        66348            6/6/77         Renewal Due 6/6/97

FT41 90143   Finland     NAPP             4789/72        9/29/72        66349           6/6/77          Renewal Due 6/6/97

FT41 90144   France      NAPP             1212390        8/6/92         1212390          9/6/92         Renewal Due 9/6/02

FT41 90145   Germany     NAPP             5617915        9/25/79        643008           4/11/80        Renewal Due 9/30/99

FT41 90146   Germany     NAPP                            9/22/72        911499           1/13/93        Renewal Due 9/30/02

FT41 90147   Greece      NAPP             K13250         9/17/79        64543            9/17/89        Renewal Due 9/17/99

FT41 90148   Hungary     NAPP             2253/1123/79   8/31/79        122096           2/22/80        Renewal Due 8/31/99

FT41 90149   India       NAPP                                           254.677          10/16/89       Renewal Due 10/16/99

FT41 90150   Ireland     NAPP                            8/29/79        B96398           10/4/82        Renewal Due 8/28/00

FT41 90151   Ireland     NAPP                            8/29/79        B96399           10/4/82        Renewal Due 8/28/00

FT41 90152   Italy       NAPP             410036/72      9/28/72        635635           11/23/94       Renewal Due 9/28/02

FT41 90153   Japan       NAPP             56102/1969     7/2/69         940928           12/11/71       Renewal Due 12/11/01

FT41 90154   Japan       NAPP             56103/1969     7/2/69         923802           8/23/71        Renewal Due 8/23/01

FT41 90155   Japan       NAPP             734901/1995    10/19/95       1166787          10/27/75       Renewal Due 10/27/05

FT41 90156   South       NAPP                                           41339            1/20/75        Awaiting Certificate of
             Korea                                                                                      Renewal

FT41 90158   Malaysia    NAPP             m/60761        9/28/72                                        Renewal Due 9/28/07

FT41 90159   New         NAPP                            5/9/74         108180           4/29/76        Renewal Due 5/9/09
             Zealand
1
FT41 90160   New         NAPP                            9/22/72        101951           4/7/72         Renewal Due 4/7/07
             Zealand

FT41 90161   Norway      NAPP             792429         8/28/79        110364           1/14/82        Renewal Due 1/14/02

FT41 90162   Poland      NAPP             78682          10/29/79       57752            9/9/80         Renewal Due 10/29/99

FT41 90163   Portugal    NAPP                            9/6/79         203743           1/30/85        Renewal Due 1/30/05;
                                                                                                        Declaration of Intent to
                                                                                                        Use Due 1/30/00

FT41 90164   Portugal    NAPP                            9/6/79         203744           12/17/86       Renewal Due 12/17/96;
                                                                                                        Declaration of Intent to
                                                                                                        Use Due 12/17/01

FT41 90165   Romania     NAPP             9738           9/15/79        12127            9/15/89        Renewal Due 9/15/99

FT41 90166   Singapore   NAPP                            9/27/92        B55872           1/18/80        Renewal Due 9/27/03

FT41 90168   South       NAPP             79/4577        8/28/79        79/4577          3/3/89         Renewal Due 8/28/99
             Africa

FT41 90169   Spain       NAPP                                           919405           9/5/80         Renewal Due 9/5/00

FT41 90170   Spain       NAPP                                           947451           9/5/81         Renewal Due 9/5/01

FT41 90171   Sweden      NAPP             709/1973      10/26/73        145669           1/18/74        Renewal Due 1/18/04

FT41 90172   Switzer-    NAPP                                           400799           9/20/92        Renewal Due 9/20/12
             land



FT41 90173   Taiwan      NAPP                           5/1/83          63322            5/1/93         Renewal Due 4/30/03

T41 90174    Thailand    NAPP             238,988       12/26/72        KOR5189          8/16/93        Renewal Due 12/25/02

FT41 90175   Thailand    NAPP                                                                           Combined with FT 90174
                                                                                                        When Renewed 8/16/93

FT41 90176   Thailand    NAPP             244781        5/25/73         KOR3536          7/1/93         Renewal Due 5/24/03

FT41 90177   Turkey      NAPP             68,609        3/31/80         118,447          3/31/90        Renewal Due 3/31/00

FT41 90178   Yugosla-    NAPP             Z-652/79      9/6/79          35846            7/25/91        Renewal Due 9/6/99
             via

FT41 90179   Canada      Waterplate                                     236,839          3/10/95        Renewal Due 10/26/09






















                                  ATTACHMENT 2A

                           PENDING PATENT APPLICATIONS
                               December 30, 1996




PSB&C                                                                   Serial Number      Date
Docket                                                                     (Patent         Filed
Number    Country        Title                         Inventor            Number)        (Issued)       Status
------------------------------------------------------------------------------------------------------------------------------------

FP41
9708      PCT            Water-Developable             Kelsall and         US94/03024      3/21/94      Commenced National Stage
                         Photosensitive Plate          Maurer                                           9/25/95 Published as WO
                         Especially Suited For                                                          94/22057
                         Commercial Flexographic
                         Printing

FP41
90032     Europe         Water-Developable             Kelsall and         94912816.9     3/21/94       Awaiting Further Examination
                         Photosensitive Plate          Maurer
                         Especially Suited For
                         Commerical Flexographic
                         Printing

P41 9394  US             Water-Soluble Compositions    Roberts             08/122,906     09/16/93      Abandoned in Favor of CIP
                         For Preparation of            Castillo                                         P41 90084
                         Letterpress Printing Plates   Saucier
                         and Methods For the Use
                         Therefor

P41
90084     US             Water-Soluble Compositions    Roberts             08/546,112     10/20/95      Awaiting Further Examination
                         For Preparation of            Castillo
                         Letterpress Printing Plates   Saucier
                         and Methods For the Use
                         Thereof (CIP of 9394)

P41 9715  US             Water-Soluble Compositions    Roberts             08/342,172     11/18/94      Abandoned in Favor of File
                         For Preparation of Durable,   and Castillo                                     Wrapper Continuation
                         High-Resolution Printing                                                       P41 90194
                         Plates and Methods For the
                         Use Thereof

P41       US             Water-Soluble Compositions    Roberts and         08/621,508     3/25/96       Awaiting First Office
90194                    For Preparation of Durable,   Castillo                                         Action
                         High-Resolution Printing
                         Plates and Methods For the
                         Use Thereof (FWC of P41
                         9715)

FP41      Europe         Apparatus and Process for     Donald E.           89906937.1     6/26/89       Awaiting Further Examination
9821                     Processing Printing Plates    Cerney


FP41      Japan          Apparatus and Process for     Donald E.           1-506483       5/26/89       Awaiting Further Office
9831                     Processing Printing Plates    Cerney                                           Action

FP41      Germany        Water Developable             Kiyomi              P3525901.9     7/19/85       Awaiting Further Examination
9827                     Composition and Printing      Sakurai
                         Plate Element Containing
                         Same

P41 9908  US             Method for Reducing the       Idacavage and       08/460,245     6/2/95        Response to Office Action
                         Level of Diluent in Diluent-  Kelsall                                          Due 12/27/96
                         Containing Resins Using
                         Microwave Energy

FP41      PCT            Method for Reducing the       Idacavage and       US96/07344     5/21/96       Chapter II Deadline
90236                    Level of Diluent in Diluent-  Kelsall                                          01/02/97; National Stage
                         Containing Resins Using                                                        Deadline 02/02/97
                         Microwave Energy

FP41      Canada         Photosensitive Polymeric      William L.          2,056,762-7    12/2/91       Awaiting Further Examination
90035                    Printing Medium and Water     Wagner
                         Developable Printing Plates



FP41      Europe         Photosenstive Polymeric       William L.          91311120.9     11/29/91      Awaiting Further Examination
90036                    Printing Medium and Water     Wagner
                         Developable Printing Plates

P41       US             Methods to Increase the       Mueller             08/650,920     05/15/96      Awaiting Further Examination
90076                    Exposure Sensitivity of       Male
                         Photopolymerizable Matrices   Roberts
                         and Apparatus Useful
                         Therefore

P41       US             Flexographic Printing Plate   Kai Wenk-                                        Not Yet Filed
90188                    Mounting System               Wolff

P41       US             Highly Sensitive              Roberts ET                                       Not Yet Filed
90197                    Photopolymerizable            AL.
                         Compositions Useful for
                         Laser Imaging

P41       US             Printing Plate Mounting       Chmielnik           08/350,100     11/29/94      Issue Fee Paid 7/18/96;
90231                    Device                                                                         Awaiting Patent Number and
                                                                                                        Issue Date

P41       US             Printing Plate Mounting       Chmielnik           08/452,535     05/30/95      Issue Fee Due 1/1/97
90232                    Device (CIP of 08/350,100)

FP41      PCT            Printing Plate Mounting       Chmielnik           CA95/00584     10/18/95      Response Due 11/22/96; New
90233                    Device                                                                         National Stage Deadline
                                                                                                        5/29/97


                                 ATTACHMENT 2B

                    PENDING PROPRIETARY RIGHTS REGISTRATION
                               December 30, 1996




PSB&C                                      Serial
Docket                                  (Application)      Date         Registration   Registration
Number       Country     Mark               Date           Filed           Number          Date                 Status
------------------------------------------------------------------------------------------------------------------------------------

FT41 9778      Brazil    Flexcel        817935479           8/11/94                                     Opposition Filed

FT41 9782      Italy     Flexcel        T094C002176         8/3/94                                      Awaiting Examination

FT41 9783      Japan     Flexcel        77502/94            7/29/94                                     Awaiting Publication;
                                                                                                        Decision of Publication
                                                                                                        Received 8/5/96

FT41 9784      Mexico    Flexcel        206,838             7/28/94                                     Awaiting Further Examination

FT41 90157     Former    NAPP           PZ-1542/94          3/8/94                                      Awaiting Examination
               Yugoslav
               Republic
               of
               Macedonia

FT41 90167     Slovenia  NAPP           Z-7980652           2/21/94                                     Pending - Not Yet Issued;
                                                                                                        Awaiting Further Action

T41 90354      US        The Boxer                          10/4/96                                     Awaiting Filing Particulars


                                  ATTACHMENT 3


PRINTING PLATES

     NAPPLATE V               COLOR PLATE WR
     NAPPLATE WH-8            WRPLATE-E
     NAPPLATE CLP             NAPPFLEX II
     NAPPLATE C               NAPPFLEX HS
     NAPPLATE VI              SPEEDPLATE V
     FLEXCEL                  WATERPLATE


EQUIPMENT

     FP-I                     NP-20
     FP-II                    NP-40
     FP-F                     NP-80
     FP-C                     NP-120
     FX-IV                    C-100
     FX-VIII                  C-120
     NEWSPRINTER              C-220
     TITAN                    THE BOXER
     NEW STAR
     STAR LITE

MISCELLANEOUS

     NAPP                     TAKE ADVANTAGE OF US
     FP-III CLEANER           NP
     HYDROSEAL                NAPP LOGO
     NAPPRINT

                                  ATTACHMENT 4



1) Assignment and License Agreement between Nippon Paint Co., Ltd. and NAPP SYSTEMS, INC., effective 1/1/91

2) Amended and Substituted Assignement and License Agreement between Nippon Paint Co., LTD., and NAPP SYSTEMS, INC., effective 1/1/95

3)   JSR Distribution Agreement

4)   BASF 1995 Distribution Agreement

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
  3.19   Contracts.
   (a)

         (1)      Open equipment purchase orders as of
                    Nov. 25, 1996 greater than $5,000:
                    Advanced Chemical Systems - wastewater
                     treatment system costing $39,750
         (2)      Capital Leases - None
         (3)      Employment and Consulting Agreements:
                    Kai Wenk-Wolff
                    Gerald Miller
                    Jackie Crossman
                    Werner Gerza
                    Bernd Lassak
                    Dorit Faller
                    Claudia Leidner
                    Howie Helmbrecht
         (4)      Personal property leases greater than $5,000:
                    Mercedes-Benz auto lease
                    Oldsmobile Aurora auto lease
                    Acura auto lease
                    Various office equipment leases
         (5)      Distribution agreements:
                    BASF Lacke & Farben AG - 2/12/93 - Europe
                    BASF Lacke & Farben AG - 8/25/95 - USA
                    NIPPE Graphics Co. Ltd. - Asia
                    Majori - Brazil
                    Penews Inc. - South America
                    R.G. s.r.l. - Italy
                    JJ Walsh & Co. - Northeast U.S.
                    JJ Walsh Canada, Ltd. - Canada
                    Expressline LLC - U.S., Canada and Mexico
                    KBA Motter representative agreement - Europe

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT



SCHEDULE:
 3.19  Contracts (cont.)
   (a)

         (6)      License agreements:
                    Nippon Paint License Agreement
                    Western Lithotech License Agreement
         (7)      Suretyship, guarantee or indemnification commitments
                  Escrow Indemnity Agreement with Reinhold and
                    Annemarie Chmielnik and Montreal Trust Company of Canada
         (8)      Prohibition from doing business agreements
                  BASF Contracts
         (9)      Any other agreements greater than $25,000:
                    Ricon Resins joint development agreement
                    Transaction distribution Ltd. - London warehouse
                    Zed Instruments Ltd. - sales agreement for laser exposing system. Currently subject to renegotiation.
         (10)     Any other non-competition agreements or nondisclosure
                    covenants - None
  (b) Representatives of BASF have notified the Company and the Seller of BASF's desire to modify the BASF Contracts with regard to nondisclosure and minimum purchase requirements to be effective after the Closing.
  (e)             Change in control provisions - The employment agreements
                    between the Company and Messrs. Wenk-Wolff and Miller and Ms. Crossman contain ceertain provisions which become operative upon the occurrence of a "change of control" as defined herein.

                                NAPP SYSTEMS INC.

                       POLYFIBRON STOCK PURCHASE AGREEMENT
                                  SCHEDULE 3.21
                         SUMMARY OF INSURANCE COVERAGES




         COVERAGE       INSURANCE CARRIER         POLICY YEAR            TYPE        LIMITS                   DEDUCTIBLES
------------------------------------------------------------------------------------------------------------------------------------


A.  ALL RISK PROPERTY,      ARKWRIGHT             06/96-06/97         OCCURRENCE     $750MM              $10,000 PROPERTY DAMAGE
    BOILER, AND MACH-                                                                                    $10,000 BUSINESS INTER
    INERY (INCLUDING                                                                                     ALSO VARIOUS DEDUCTIBL
    BUSINESS INTERRUP-
    TION & REPLACEMENT
    VALUE COVERAGE)

B.  DIFFERENCE IN           RLI INS               06/96-06/97         OCCURRENCE     $5MM                5% SEPARATE PROPERTY
    CONDITIONS (INCL                                                                 PRIMARY             5% SEPARATE TIME ELEM
    CALIFORNIA
    EARTHQUAKE)

C.  EARTHQUAKE              AGRI INS              06/96-06/97         OCCURRENCE     $5 MM
                                                                                     X OF $5MM

D.  EARTHQUAKE              FRONTIER INS          06/96-06/97         OCCURRENCE     $5MM
                                                                                     X OF $10MM

E.  GENERAL LIABILITY       LIBERTY MUTUAL        06/96-06/97         OCCURRENCE     $1 MM PER           NONE
                                                                                     OCCURRENCE,
                                                                                     $2MM AGGREGATE

F.  UMBRELLA LIABILITY      LIBERTY MUTUAL        06/96-06/97         OCCURRENCE     $10MM               NONE
    EXCESS CASUALTY)

G.  AUTO LIABILITY          LIBERTY MUTUAL        06/96-06/97         OCCURRENCE     $1MM                NONE



H.  WORKER'S COMPEN-        ALLIANZ INS. CO.      02/96-02/97         OCCURRENCE     STATUTORY           NONE
    SATION

I.  DIRECTOR & OFFICERS     CHUBB                 06/96-06/97         CLAIMS MADE    $20MM D&O           $350,000 CORP. REIMB.
    LIABILITY                                                                        $5MM                NONE FOR DIRECTORS
                                                                                     FIDUCIARY

J.  BLANKET CRIME           CHUBB                 03/96-03/97         OCCURRENCE     $1MM                $50,000 EMPLOYEE THEFT
                                                                                     EMPLOYEE            $1,000 CREDIT CARD FOR
                                                                                     THEFT               $25,000 OTHER COVERAGE
                                                                                     $100,000
                                                                                     CREDIT CARD
                                                                                     $500,000 OTHER

K.  OCEAN MARINE            ROYAL EXCHANGE        06/96-06/97         OCCURRENCE     $1MM                NONE

L.  INTERNATIONAL           CHUBB                 06/96-06/97         OCCURRENCE     $1MM                NONE
    LIABILITY


*Terminates at closing

See also Schedule 3.17, by reference incorporated herein, with regard to insurance coverages under Employee Benefit Plans.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
     3.22 Real Property
         (a)

              (1) Owned    real    estate   -   legal    descriptions
                    Manufacturing building - 1972 R & D building - 1979 Unimproved land - 1982
              (2) Real Property Leases:
                    Petersen Properties - Davenport warehouse
                    Skillbond Limited - High Wycombe lease
                    Oberursel office lease

         (c)  NAPP is currently to sub-lease the High
              Wycombe facility.

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
     3.23 TRANSACTION WITH AFFILIATES

          Plate Supply Agreement

          Transition Services Agreement

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
     3.24 Account Receivable

       (a)  Employee and other receivables as of 9/30/96:
                                                                       AMOUNT
                                                                      --------

               employee computer purchase program                     $ 46,393
               executive auto leases                                       692
               duty drawback claim - 1995                              314,899
               duty drawback claim - 1996                              170,000
               refundable duty on MAR TA 906                           261,000
               scrap metal sales                                         3,331

                                                                      --------
                                                                      $796,315
                                                                      ========

                                NAPP SYSTEMS INC.
                       POLYFIBRON STOCK PURCHASE AGREEMENT





SCHEDULE:
     3.28 Brokers

         None.

                                  Schedule 4.4

Buyer Consents

Consent is required pursuant to (i) the Credit Agreement dated December 29, 1994 as amended, by and among the Buyer, its subsidiary Rollins, S.A., Banque Paribas for itself and as agent for the lenders party thereto and certain other lenders (the "Credit Agreement") and certain other Loan Documents as therein defined and
(ii) the Subordinated Credit Agreement (as defined in the Credit Agreement).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to by duly executed as of the day and year first above written.


ATTEST:                                 POLYFIBRON TECHNOLOGIES, INC.


By:     /s/ Thomas C. Weaver            By:     /s/ David R. Beckerman
        ------------------------                ---------------------------
Name:   Thomas C. Weaver                Name:   David R. Beckerman
Title:  Chief Financial Officer         Title:  President/CEO



ATTEST                                  LEE ENTERPRISES, INCORPORATED


By:     /s/ C.D. Waterman III           By:     /s/ Richard D. Gottlieb
        -----------------------                 ---------------------------
Name:   C. D. Waterman III              Name:   Richard D. Gottlieb
Title:  Secretary                       Title:  President/CEO